UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Mednax, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MEDNAX, INC.

2022 Notice of Annual Meeting of Shareholders and Proxy Statement

pediatrix®

Part of the Mednax® family

1301 Concord Terrace Sunrise, Florida 33323-2825 (954) 384-0175

Dear Mednax Shareholder:

You are cordially invited to attend the 2022 Annual Shareholders’ Meeting of Mednax, Inc. (“Mednax”, the “Company”, “we” or “our”) on Thursday, May 12, 2022, beginning at 10:30 a.m. (ET). The annual meeting will be a virtual meeting conducted solely online via live webcast. In order to attend the annual meeting, you must register at https://proxydocs.com/MD prior to the deadline of May [●], 2022. Whether or not you plan to virtually attend the annual meeting, we urge you to read this Proxy Statement and consider such information carefully before voting.

At the annual meeting, we will ask you to (i) vote on the election of the following individuals to Mednax’s Board of Directors: Laura A. Linynsky, Thomas A. McEachin, Roger J. Medel, M.D., Mark S. Ordan, Michael A. Rucker, Guy P. Sansone, John M. Starcher, Jr. and Shirley A. Weis; (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year; (iii) conduct an advisory vote regarding the compensation of our named executive officers for the 2021 fiscal year; (iv) approve our Second Amended and Restated Articles of Incorporation; and (v) consider and act upon any other business properly brought before the meeting. Please vote on all the matters described in our Proxy Statement. Your Board of Directors unanimously recommends a vote “FOR” the election of each of the eight nominees for Director stated above, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year, “FOR” the approval of the compensation of our named executive officers for the 2021 fiscal year and “FOR” the approval of our Second Amended and Restated Articles of Incorporation.

Under the rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) on or about [●], 2022, to Mednax’s shareholders of record at the close of business on March 14, 2022. The E-Proxy Notice contains instructions for your use of this process, including how to access our Proxy Statement and Annual Report and how to vote online. In addition, the E-Proxy Notice contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

Whether or not you plan to virtually attend, it is important that your shares be represented and voted at the annual meeting. You may vote your shares over the Internet as described in the E-Proxy Notice. As an alternative, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Voting by telephone, over the Internet, or by mailing a proxy card will not limit your right to attend the annual meeting and vote your shares virtually. We appreciate your continued support of our company.

Sincerely, Mark S. Ordan Chief Executive Officer [●], 2022

Notice of 2022 Annual

Meeting of Shareholders

TO BE HELD ON MAY 12, 2022

To the Shareholders of Mednax, Inc.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Shareholders’ Meeting of Mednax, Inc., a Florida corporation (“Mednax”, the “Company”, or “our”), will be held at 10:30 a.m., ET, on Thursday, May 12, 2022, virtually, for the following purposes, as more fully described in our Proxy Statement:

•  to elect, each for a term expiring at the next annual meeting or until a successor has been duly elected and qualified, the following individuals to Mednax’s Board of Directors: Laura A. Linynsky, Thomas A. McEachin, Roger J. Medel, M.D., Mark S. Ordan, Michael A. Rucker, Guy P. Sansone, John M. Starcher, Jr. and Shirley A. Weis;

•  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year;

•  to conduct an advisory vote regarding the compensation of our named executive officers for the 2021 fiscal year;

•  to approve our Second Amended and Restated Articles of Incorporation; and

•  to consider and act upon such other business as may properly come before the annual meeting.

How to Vote Internet Mail Phone

The annual meeting will be a virtual meeting conducted solely online via live webcast. In order to attend the annual meeting, you must register at https://proxydocs.com/MD prior to the deadline of May [•], 2022.

The Board of Directors of Mednax has fixed the close of business on March 14, 2022, as the record date for determining those shareholders entitled to notice of, to virtually attend and to vote at the meeting and any postponement or adjournment thereof.

Whether or not you plan to virtually attend, please vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”). As an alternative, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Shareholders who vote over the Internet, following the instructions provided in the E-Proxy Notice, who return proxy cards by mail, or vote by telephone prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares virtually.

By Order of the Board of Directors,

Dominic J. Andreano

Executive Vice President,

General Counsel and Secretary

Sunrise, Florida

[●], 2022

2022 Proxy Statement	i	Mednax, Inc.

Mednax, Inc.	ii	2022 Proxy Statement

1301 Concord Terrace Sunrise, Florida 33323-2825

Proxy Statement

We are furnishing this Proxy Statement and related materials to Mednax’s shareholders as part of the solicitation of proxies by Mednax’s Board of Directors for use at Mednax’s 2022 Annual Shareholders’ Meeting and at any postponement or adjournment of the meeting. As used in this Proxy Statement, unless the context otherwise requires, the terms “Mednax,” “we,” “us,” “our” and the “Company” refer to the parent company, Mednax, Inc., a Florida corporation, and the consolidated subsidiaries through which its businesses are actually conducted, including Pediatrix® and its affiliated medical groups, Pediatrix® Medical Group and Obstetrix® Medical Group, together with Mednax’s affiliated business corporations or professional associations, professional corporations, limited liability companies and partnerships.

Under the rules and regulations of the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) by mail instead of mailing a printed copy of our proxy materials, which include our Proxy Statement and Annual Report, to all Mednax shareholders. The E-Proxy Notice will instruct you on how you may access and review all of the important information contained in the proxy materials. The E-Proxy Notice also instructs you how you may submit your proxy via the Internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the E-Proxy Notice.

We are mailing the E-Proxy Notice on or about [●], 2022 to Mednax’s shareholders of record at the close of business on March 14, 2022.

Questions and Answers About Our Annual Meeting

What Is the Date, Time and Place of the Annual Meeting?

Mednax’s 2022 Annual Shareholders’ Meeting will be held on Thursday, May 12, 2022, beginning at 10:30 a.m. (ET). The annual meeting will be a virtual meeting conducted solely online via live webcast. In order to attend the annual meeting, you must register at https://proxydocs.com/MD prior to the deadline of May [●], 2022. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the virtual meeting. The online meeting will begin promptly at 10:30 a.m. (ET). We encourage you to access the annual meeting 15 minutes prior to the start time leaving ample time for the check in and to ensure that you can hear audio prior to the annual meeting. If you encounter any difficulties accessing the annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting page for assistance. Technical support will be available 15 minutes prior to the start of the annual meeting.

2022 Proxy Statement	1	Mednax, Inc.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What Is the Purpose of the Annual Meeting?

At the annual meeting, Mednax’s shareholders will be asked to:

•	elect eight Directors, each for a term expiring at the next annual meeting or until a successor has been duly elected and qualified;

•	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year;

•	conduct an advisory vote regarding the compensation of our named executive officers for the 2021 fiscal year;

•	approve our Second Amended and Restated Articles of Incorporation; and

•	consider and act upon such other business as may properly come before the meeting.

Who Is Entitled to Vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on March 14, 2022, the record date for the meeting, are entitled to notice of, to virtually attend and to vote at the annual meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 87,185,960 shares of our common stock were issued and outstanding and were held by approximately 199 holders of record.

What Are the Voting Rights of Mednax’s Shareholders?

Mednax’s shareholders have one vote per share of Mednax common stock owned on the record date for each matter properly presented at the annual meeting. For example, if you owned 100 shares of our common stock at the close of business on March 14, 2022, you can cast 100 votes for each matter properly presented at the annual meeting.

What Constitutes a Quorum?

A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the meeting virtually or by proxy. If a quorum is not present at the meeting, Mednax expects to postpone or adjourn the meeting to solicit additional proxies. Abstentions, including broker non-votes (as described below), will be counted as shares present and entitled to vote for the purposes of determining the presence or absence of a quorum.

What Are “Broker Non-Votes”?

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the shareholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of the New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the ratification of the appointment of independent auditors. The election of Directors, the advisory vote on executive compensation and the approval of our Second Amended and Restated Articles of Incorporation are considered “non-routine” matters under the New York Stock Exchange rules. In addition, other matters may properly be brought before the meeting that may be considered “non-routine” under the applicable New York Stock Exchange rules. Shares held by a brokerage firm will not be voted on such non-routine matters by a brokerage firm unless it has received voting instructions from the shareholder and, accordingly, any such shares will be “broker non-votes.”

Mednax, Inc.	2	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

How Are Abstentions and Broker Non-Votes Treated?

Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against the election of the nominees for Director, the ratification of the appointment of our independent auditors, the advisory vote on executive compensation or the approval of our Second Amended and Restated Articles of Incorporation.

Will My Shares Be Voted if I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, they will not be voted by the brokerage firm except as described above if you do not give the brokerage firm specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy prior to the meeting.

How Do I Vote?

You can vote in any of the following ways:

To vote via the Internet prior to the annual meeting if you are a registered shareholder:

•	Follow the instructions on your proxy card and E-Proxy Notice; and

•	Vote your shares as instructed on your proxy card and E-Proxy Notice.

To vote by telephone if you are a registered shareholder who received a paper proxy card:

•	Dial 1-866-484-0895 from any touch-tone telephone at any time up until 11:59 p.m. ET on May 11, 2022; and

•	Have your proxy card in hand and follow the instructions given to you on the line.

To vote by mail if you are a registered shareholder who received a paper proxy card:

•	Mark, sign and date your proxy card; and

•	Return it in the envelope provided.

To vote prior to the annual meeting if you hold your shares in “street name,” follow the instructions of your bank or broker.

To vote virtually at the annual meeting if you are a registered shareholder or if you hold your shares in “street name”:

•	Access https://proxydocs.com/MD;

•	If you are a registered shareholder, have your 16-digit control number located on your E-Proxy Notice or your proxy card (if you received a printed copy of the proxy materials); and

•

If you hold your shares in “street name,” have your 16-digit control number provided to you by your bank or broker. If you hold your shares in “street name” and do not have your 16-digit control number, please contact your bank or broker prior to the annual meeting.

If you hold shares of our common stock in the Mednax, Inc. Amended and Restated 2008 Incentive Compensation Plan, the Mednax, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, as amended, the Mednax, Inc. 2015 Non-Qualified Stock Purchase Plan, or the Mednax Services, Inc. Thrift and Profit Sharing Plan, your vote with respect to such shares must be received by 11:59 p.m. ET on May [7], 2022.

2022 Proxy Statement	3	Mednax, Inc.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

We recommend that you log-in at least 15 minutes before the annual meeting starts to ensure that you are logged in and able to hear audio when the virtual meeting begins.

What Vote Is Required for the Proposals?

Assuming that a quorum is present at the annual meeting and that the election of directors remains uncontested, each Director nominee will be elected as a Director of Mednax if such nominee receives a majority of the votes cast with respect to such director in accordance with Mednax’s Amended and Restated Bylaws.

Mednax has a majority voting standard as part of its corporate governance principles. The majority voting standard is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of Directors to be elected. Under the majority voting standard, any nominee for Director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written resignation as Director. Any such resignation will be reviewed by the Nominating and Corporate Governance Committee and, within 90 days after the election, the independent members of the Board of Directors will determine whether to accept, reject or take other appropriate action with respect to, the resignation, in furtherance of the best interests of Mednax and its shareholders.

Additionally, the advisory vote on executive compensation and the ratification of the appointment of our independent auditors each requires the affirmative vote of a majority of the votes cast with respect to such proposal, and the approval of our Second Amended and Restated Articles of Incorporation requires the affirmative vote of not less than two-thirds of the outstanding shares of our common stock at the close of business on March 14, 2022.

How Does the Board of Directors Recommend I Vote on the Proposals?

The Board of Directors recommends that you vote:

•	“FOR” the election of each of the eight nominees for Director named in this Proxy Statement;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year;

•	“FOR” the approval of the compensation of our named executive officers for the 2021 fiscal year; and

•	“FOR” the approval of our Second Amended and Restated Articles of Incorporation.

How Will My Proxy Holders Vote?

The enclosed proxy designates Mark S. Ordan, our Chief Executive Officer, and Dominic J. Andreano, our Executive Vice President, General Counsel and Secretary, each with full power of substitution, to hold your proxy and vote your shares. Messrs. Ordan and Andreano will vote all shares of our common stock represented by proxies properly submitted via telephone or the Internet or properly executed proxies received in time for the annual meeting in the manner specified by the holders of those shares. Messrs. Ordan and Andreano intend to vote all shares of our common stock represented by proxies properly submitted via telephone, or the Internet, or that are properly executed by the record holder but otherwise do not contain voting instructions, as follows:

•	“FOR” the election of each of the eight nominees for Director named in this Proxy Statement;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year;

Mednax, Inc.	4	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

•	“FOR” the approval of the compensation of our named executive officers for the 2021 fiscal year;

•	“FOR” the approval of our Second Amended and Restated Articles of Incorporation; and

•	in accordance with the recommendation of Mednax’s Board of Directors, “FOR” or “AGAINST” all other matters as may properly come before the annual meeting.

Can I Change My Vote After I Have Voted?

Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting virtually at the meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mailed, at any time prior to its exercise by filing with Mednax’s Secretary a duly executed revocation of proxy, by properly submitting, either by telephone, mail or Internet, a proxy to Mednax’s Secretary bearing a later date or by appearing at the meeting and voting online. Virtual attendance at the meeting will not itself constitute revocation of a proxy.

Who Pays for the Preparation of the Proxy Statement?

Mednax will bear the cost of the solicitation of proxies from its shareholders, including preparing, printing and mailing this Proxy Statement, should you request a printed copy of the proxy materials, and the E-Proxy Notice. In addition to solicitations by mail, Mednax’s Directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or virtually but will receive no additional compensation for soliciting such proxies. Mednax will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. Mednax will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

How Can I Submit a Question or Make a Comment During the Annual Meeting?

Upon completing your registration, which can be done at https://proxydocs.com/MD prior to the deadline of May [•], 2022, you will receive further instructions via email, including your unique link that will allow you to access the virtual meeting and submit questions. Questions and comments submitted via the virtual meeting platform that are pertinent to annual meeting matters will be addressed during the meeting. Questions and comments that are not pertinent to annual meeting matters or that are not addressed during the meeting due to time constraints will be addressed after the meeting by our investor relations department. Consistent with our approach when annual meetings are held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by shareholders generally, or use blatantly offensive language may be ruled out of order.

Why is the Annual Meeting Being Held Virtually?

Due to the public health impact of the COVID-19 pandemic, we began conducting the annual meeting solely online beginning in 2020. We have embraced the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the Company. We believe that hosting a virtual meeting enables more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access.

2022 Proxy Statement	5	Mednax, Inc.

Proposal 1: Election of Mednax’s Directors

Mednax’s existing Amended and Restated Articles of Incorporation, as amended (the “Amended and Restated Articles of Incorporation”), and Amended and Restated Bylaws provide that the number of Directors constituting Mednax’s Board of Directors will be determined from time to time by resolution adopted by Mednax’s Board of Directors. Maintaining the appropriate board composition is an important priority for Mednax. After considering shareholder feedback and the divestment of our anesthesiology and radiology medical groups in 2020, the Nominating and Corporate Governance Committee of Mednax’s Board of Directors recommended, and the Board of Directors has approved, the adjustment in the size of the Board of Directors from 11 Directors to eight Directors, effective immediately following the annual meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the nominees for Director to be elected at the annual meeting in 2022 by the holders of our common stock are as follows:

Laura A. Linynsky, who has been nominated for initial election as a Director;	Michael A. Rucker, who has served as a Director since May 2019;
Roger J. Medel, M.D., who has served as a Director since 1979;	Guy P. Sansone, who has served as a Director and as Chair of our Board of Directors since July 2020;
Thomas A. McEachin, who has served as a Director since July 2020;	John M. Starcher, Jr., who has served as a Director since July 2020; and
Mark S. Ordan, who has served as a Director since July 2020;	Shirley A. Weis, who has served as a Director since July 2020.

Please see below under “Directors and Executive Officers” for the biographies of these nominees for Director.

Each Director elected will serve for a term expiring at Mednax’s 2023 Annual Meeting of Shareholders, which is expected to be held in May 2023, or until a successor has been duly elected and qualified.

Board refreshment is an important principle for Mednax, and the Nominating and Corporate Governance Committee of Mednax’s Board of Directors seeks to maintain a mix of new and experienced directors. In keeping with this principle, the Nominating and Corporate Governance Committee has nominated one new director, Laura A. Linynsky, and four Directors who have served on Mednax’s Board of Directors since 1999, 2002, 2007 and 2015, respectively, are not standing for re-election. Ms. Linynsky was identified and presented to the Nominating and Corporate Governance Committee as a director candidate by Messrs. Ordan and Richards, our Chief Executive Officer and Chief Financial Officer, respectively.

Mednax’s Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, proxies will be voted for the remaining nominees and for such other person as may be designated by Mednax’s Board of Directors, unless the proxies provide otherwise.

Vote Required

If a quorum is present at the annual meeting and the election of directors remains uncontested, each nominee will be elected as a Director of Mednax if such nominee receives a majority of the votes cast with respect to such director, subject to the majority voting policy described above. Proxies will be voted “FOR” all such nominees absent contrary instructions.

✓	Mednax’s Board of Directors recommends a vote “FOR” Proposal 1 to elect each of the eight nominees for Director.

Mednax, Inc.	6	2022 Proxy Statement

Governance and Related Matters

Our business, property and affairs are managed under the direction of our Board of Directors, except with respect to those matters reserved for our shareholders. Our Board of Directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations and acts as an advisor to our senior management. Our Board of Directors’ mission is to further the long-term interests of our shareholders. Members of the Board of Directors are kept informed of Mednax’s business through discussions with Mednax’s management, primarily at meetings of the Board of Directors and its committees, and through reports and analyses presented to them. Significant communications between our Directors and senior management occur apart from such meetings.

Questions and Answers About Our Corporate Governance Practices

What Committees Have Our Board of Directors Established?

The standing committees of Mednax’s Board of Directors are the Audit Committee, the Compensation and Talent Committee, the Nominating and Corporate Governance Committee, the Medical Science and Technology Committee and the Strategy Committee. Copies of the charters for these committees, as well as our corporate governance principles, are available on our website at www.Mednax.com. Our website and the information contained therein, other than material expressly referred to in this Proxy Statement, or connected thereto, are not incorporated into this Proxy Statement. A copy of our committee charters and corporate governance principles are also available upon request from Mednax’s Secretary at 1301 Concord Terrace, Sunrise, Florida 33323.

How Many Times Did Our Board of Directors Meet During 2021?

During 2021, Mednax’s Board of Directors held 11 meetings. Committees of the Board of Directors held a combined total of 21 meetings and also took various actions by unanimous written consent. Each Director attended at least 75% of the total number of meetings of Mednax’s Board of Directors and its committees held during 2021. Although Mednax has no formal policy with respect to its Directors’ attendance at Mednax’s Annual Shareholders’ Meetings, in 2021 all of our Directors attended the Annual Shareholders’ Meeting virtually.

Are a Majority of Our Directors Independent?

Our Board of Directors has reviewed information about each of our Directors and made the determination that all of the non-employee Directors on our Board of Directors, other than Dr. Medel, are independent, and Ms. Linynsky, who has been nominated to serve on our Board of Directors, will be independent. In arriving at this conclusion, our Board of Directors made the affirmative determination that each of the non-employee Directors, other than Dr. Medel, meets the Board of Directors’ previously adopted categorical standards for determining independence in accordance with the New York Stock Exchange’s corporate governance rules. In making this determination, the Board of Directors considered transactions and relationships between each Director or any member of such Director’s immediate family and Mednax and its subsidiaries and affiliates. These transactions consisted of those transactions reported below under “Certain Relationships and Related Person Transactions — Transactions with Related Persons.” Our Board of Directors determined that each of these transactions and relationships was within the New York Stock Exchange standards and our categorical standards and that none of the transactions or relationships affected the independence of the Director involved. Our adopted categorical standards for determining independence in accordance with the New York Stock Exchange’s corporate governance rules are contained in our corporate governance principles, a copy of which is available on our website at www.Mednax.com.

2022 Proxy Statement	7	Mednax, Inc.

GOVERNANCE AND RELATED MATTERS

Who Is the “Chair of the Board”?

To assist the Board of Directors in fulfilling its obligations, following each annual meeting of shareholders, Mednax’s Board of Directors designates a non-management Director as “Chair of the Board.” In addition, the Board of Directors, by a majority vote of the non-management Directors, may also designate a non-management Director as “Lead Independent Director.” In 2021, Mednax’s Board of Directors did not designate a Lead Independent Director because the Chair of the Board was an independent Director.

Mednax separates the roles of Chief Executive Officer and Chair of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for determining the long-term strategic direction for the Company. The principal responsibility of the Chair of the Board is to serve as chief administrative liaison between independent Directors and Mednax management and to monitor implementation of Board of Directors’ directives and actions. We believe this balance of shared leadership between the two positions is a strength for the Company.

At least once a year, the Chair of the Board, or Lead Independent Director if a Lead Independent Director is designated, presides over meetings of our independent Directors.

The Board believes that its current leadership structure provides the most effective leadership model for our Company, as it promotes balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and the Company’s management team, which manage the business on a day-to-day basis.

What Role Does the Board of Directors Serve in Risk Oversight for the Company?

The Board of Directors evaluates its leadership structure and role in risk oversight on an ongoing basis. The Board of Directors provides oversight of the Company’s risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, cyber, regulatory, legal and strategic risks and mitigation strategies for such risks. In addition, as reflected in the Audit Committee Charter, the Board of Directors has delegated to the Audit Committee responsibility to oversee, discuss and evaluate the Company’s policies and guidelines with respect to risk assessment and risk management, including internal control over financial reporting. As appropriate, the Audit Committee provides reports to and receives direction from the full Board of Directors regarding the Company’s risk management policies and guidelines, as well as the Audit Committee’s risk oversight activities. The Board of Directors believes that this division of responsibilities is the most effective approach for addressing the risks facing the Company and that the Board’s leadership structure supports this approach.

How Can Shareholders Communicate with the Board of Directors?

Anyone who has a concern about Mednax’s conduct, including accounting, internal controls or audit matters, may communicate directly with our Chair of the Board of Directors, our non-management Directors, the Chair of the Audit Committee or the Audit Committee. In addition, at the request of the Board of Directors, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam;” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Any excluded communication will be made available to any Director upon request. Such communications may be confidential or anonymous, and may be submitted in writing to the Chief Compliance Officer, Mednax, Inc., 1301 Concord Terrace, Sunrise, Florida 33323, or reported by phone at 877-835-5764. Any such concerns will be forwarded to the appropriate Directors for their review, and will be simultaneously reviewed and addressed by the Company’s General Counsel or Chief Compliance Officer in the same way that other concerns are addressed by us. Mednax’s Code of Conduct, which is discussed below, prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Mednax, Inc.	8	2022 Proxy Statement

GOVERNANCE AND RELATED MATTERS

Has Mednax Adopted a Code of Conduct?

Mednax has adopted a Code of Conduct that applies to all Directors, officers, employees and independent contractors of Mednax and its subsidiaries, professional corporations, partnerships, associations and other affiliated entities. Mednax intends to disclose any amendments to, or waivers from, any provision of the Code of Conduct that applies to any of Mednax’s executive officers or Directors by posting such information on its website at www.Mednax.com.

Mednax has also adopted a Code of Professional Conduct — Finance that applies to all employees with access to, and responsibility for, matters of finance and financial management, including Mednax’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. Mednax intends to disclose any amendments to, or waivers from, any provision of the Code of Professional Conduct — Finance that applies to any of Mednax’s Chief Executive Officer. Chief Financial Officer and Chief Accounting Officer or persons performing similar functions by posting such information on its website at www.Mednax.com.

Copies of our Code of Conduct and the Code of Professional Conduct — Finance are available on our website at www.Mednax.com and upon request from Mednax’s Secretary at 1301 Concord Terrace, Sunrise, Florida 33323.

Has Mednax Adopted a Clawback Policy?

Mednax has adopted a Clawback Policy that permits the Company to seek to recover certain amounts of incentive compensation, including both cash and equity, paid to any executive officer (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) on or after January 1, 2014, if payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of its financial statements due to misconduct, and if the executive engaged in improper conduct that materially contributed to the need for restatement, and a lower amount of incentive compensation would have been earned based on the restated financial results.

Does Mednax Require its Executive Officers and Board of Directors to Retain a Certain Amount of Mednax Common Stock?

Mednax has adopted a Stock Ownership and Retention Policy which requires that each named executive officer and each non-management Director retain Mednax common stock worth a certain multiple of annual base salary, or cash retainer, respectively. Details of the policy and the required ownership levels are described in further detail in the “Executive Compensation: Compensation Discussion and Analysis” section of this Proxy Statement.

Has Mednax Adopted an Anti-Hedging and Anti-Pledging Policy?

Mednax has adopted a policy prohibiting its Directors, management, financial and other insiders from engaging in transactions in Mednax securities or derivatives of Mednax securities that might be considered hedging, or from holding Mednax securities in margin accounts or pledging Mednax securities as collateral for a loan, unless such person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Does Mednax Have a Director Retirement Age Policy?

Mednax has adopted a Director Retirement Age Policy which provides that a Director must retire and may not stand for re-election during the calendar year in which the Director attains age 80. Additionally, no Director may be nominated to a new term if the Director would attain age 80 by the end of the calendar year in which the election is held.

2022 Proxy Statement	9	Mednax, Inc.

GOVERNANCE AND RELATED MATTERS

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Mednax’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

We act under a written charter that has been adopted by Mednax’s Board of Directors. While we have the responsibilities set forth in this charter, it is not our duty to plan or conduct audits or to determine that Mednax’s financial statements are complete, accurate or in compliance with accounting principles generally accepted in the United States (“GAAP”). This is the responsibility of Mednax’s management and independent auditors.

Our primary function is to assist the Board of Directors in their evaluation and oversight of the integrity of Mednax’s financial statements and internal control over financial reporting, the qualifications and independence of Mednax’s independent auditors and the performance of Mednax’s audit functions. In addition, while we are also responsible for assisting the Board of Directors in their evaluation and oversight of Mednax’s compliance with applicable laws and regulations, it is not our duty to assure compliance with such laws and regulations or Mednax’s Compliance Plan and related policies. We are also responsible for overseeing, discussing and evaluating Mednax’s guidelines, policies and processes with respect to risk assessment and risk management and the steps management has taken to monitor and control risk exposure, and we advise the Board of Directors with respect to such matters, as appropriate.

We also oversee Mednax’s auditing, accounting and financial reporting processes generally. Management is responsible for Mednax’s financial statements and the financial reporting process, including the system of internal controls. We also review the preparation by management of Mednax’s quarterly and annual financial statements. Mednax’s independent auditors, who are accountable to us, are responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Mednax in conformity with GAAP. Mednax’s independent auditors are also responsible for auditing and reporting on the effective operation of Mednax’s internal control over financial reporting. We are responsible for retaining Mednax’s independent auditors and maintain sole responsibility for their compensation, oversight and termination. We are also responsible for pre-approving all non-audit services to be provided by the independent auditors, and on an annual basis discussing with the independent auditors all significant relationships they have with Mednax to determine their independence.

In fulfilling our oversight role, we met and held discussions with Mednax’s management and independent auditors. Management advised us that Mednax’s audited consolidated financial statements were prepared in accordance with GAAP, and we reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2021. In addition, we reviewed and discussed the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of Mednax’s periodic reports, key accounting and reporting issues and the scope, adequacy and assessments of Mednax’s internal controls and disclosure controls and procedures with management and Mednax’s independent auditors. We discussed privately with the independent auditors matters deemed significant by the independent auditors. We discussed privately with the independent auditors matters deemed significant by the independent auditors, including those matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The independent auditors also provided us with the written disclosures and the letter required by applicable requirements of the PCAOB, regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with the independent auditors matters relating to their independence. We also reviewed a report by the independent

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GOVERNANCE AND RELATED MATTERS

auditors describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal-quality control review or external peer review or inspection performed by the PCAOB.

Based on our review with management and the independent auditors of Mednax’s audited consolidated financial statements and internal controls over financial reporting and the independent auditors’ report on such financial statements and their evaluation of Mednax’s internal controls over financial reporting, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 be included in Mednax’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors.

Paul G. Gabos

Karey D. Barker

Thomas A. McEachin

Michael A. Rucker

2022 Proxy Statement	11	Mednax, Inc.

Directors and Executive Officers

Mednax’s Directors and Executive Officers

Mednax’s current Directors who are standing for re-election and Executive Officers are as follows:

Name	Age	Position with Mednax
Mark S. Ordan	63	Chief Executive Officer and Director
Guy P. Sansone(1)	57	Chair of the Board of Directors
Thomas A. McEachin(1)(2)(3)	69	Director
Roger J. Medel, M.D.(5)	75	Director
Michael A. Rucker(2)(5)	52	Director
John M. Starcher, Jr.(1)(3)(4)(5)	51	Director
Shirley A. Weis(3)(4)	68	Director
C. Marc Richards	51	Executive Vice President, Chief Financial Officer
Dominic J. Andreano	53	Executive Vice President, General Counsel and Secretary
Mary Ann E. Moore	62	Executive Vice President and Chief Enterprise Risk and Legal Operations Officer
Roger “Mack” Hinson, M.D.(6)	58	President, Pediatrix and Obstetrix Medical Group
(1)	Member of the Strategy Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Compensation and Talent Committee.
(5)	Member of the Medical Science and Technology Committee.
(6)	Dr. Hinson will no longer be serving as an officer of Mednax, effective June 1, 2022.

Additionally, the Nominating and Corporate Governance Committee has nominated Laura A. Linynsky, 54, as a Director. The biographical information for each of the nominees for Director and Executive Officers is included below.

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DIRECTORS AND EXECUTIVE OFFICERS

Mark S. Ordan Director and Chief Executive Officer Director Since: 2020 Age: 63 Committees: None	The Board of Directors has concluded that Mr. Ordan’s qualifications to serve on the Board include his extensive experience in the healthcare industry, including as a senior executive and board member of both public and private companies, together with his extensive experience managing large-scale healthcare operations.

Mark S. Ordan has been a Director and the Chief Executive Officer of the Company since July 2020. Mr. Ordan most recently served as the Chief Executive Officer and Chairman of the board of directors of Quality Care Properties, Inc. (“QCP”), a self-managed and self-administered real estate investment trust (“REIT”) and one of the nation’s largest actively-managed real estate companies focused on post-acute/skilled nursing and memory care/assisted living properties, from October 2016 to July 2018. Prior to joining QCP, he served as a consultant to HCP, Inc. (NYSE:PEAK), a REIT which invests primarily in real estate serving the United States healthcare industry, from March 2016 until QCP’s spin-off from HCP, Inc. in October 2016. Mr. Ordan previously held several positions at Washington Prime Group Inc., a retail REIT, including as a director from May 2014 to May 2017, Non-Executive Chairman of the board of directors from January 2016 to June 2016, Executive Chairman from January 2015 to January 2016, and Chief Executive Officer from May 2014 until January 2015. From January 2013 to November 2013, Mr. Ordan served as a director and as the Chief Executive Officer of Sunrise Senior Living, LLC, the successor to the management business of Sunrise Senior Living, Inc. (formerly NYSE:SZR) (“Sunrise”), which had been an operator of approximately 300 senior living communities in the United States, Canada and the United Kingdom, prior to its sale in January 2013. Mr. Ordan served as Sunrise’s Chief Executive Officer from November 2008 to January 2013, as its Chief Investment and Administrative Officer from March 2008 to November 2008 and as a director from July 2008 to January 2013. While at Sunrise, Mr. Ordan led its restructuring and oversaw its eventual sale to Health Care REIT, Inc. Prior to Sunrise, he served as the Chief Executive Officer and President of The Mills Corporation (“Mills”) (formerly NYSE:MLS), an owner and manager of a diversified portfolio of regional shopping malls and retail entertainment centers, from October 2006 to May 2007, as its Chief Operating Officer from February 2006 to October 2006 and as a director from December 2006 until March 2007. While at Mills, Mr. Ordan oversaw its operations and its eventual sale to Simon Property Group, Inc. and Farallon Capital Management, L.L.C. in April 2007. Prior to Mills, he served as the President and Chief Executive Officer of Balducci’s LLC, a gourmet food store chain. He also founded and served as Chairman, President and Chief Executive Officer of Fresh Fields Markets, Inc., an organic foods supermarket chain, eventually leading the merger of the company with Whole Foods Markets, Inc. Mr. Ordan was also previously employed in the equities division of the investment banking firm of Goldman Sachs & Co. In February 2022, Mr. Ordan was appointed to serve on the Board of Directors of The Carlyle Group, a global investment firm, effective April 1, 2022. Since February 2019, Mr. Ordan has served on the Board of Trustees of Federal Realty Investment Trust (NYSE:FRT), a REIT specializing in the ownership, management, development, and redevelopment of high quality retail assets, where he also previously served from 1996 to 2006, including as Chairman from 2001 to 2006. Mr. Ordan has served on the board of directors of Elli Finance (UK) plc, the parent holding company of Four Seasons Health Care, a private home care operator, since October 2018. Previously, Mr. Ordan served on the boards of VEREIT, Inc. (f/k/a American Realty Capital Properties, Inc.), a leading, full-service real estate operating company with investment management capability, a position he held from June 2015 until his appointment as our Chief Executive Officer in July 2020, and of Forest City Realty Trust, Inc. (formerly NYSE: FCEA), a real estate company that owns, develops, manages and acquires commercial and residential real estate, from April 2018 until its acquisition by a real estate fund of Brookfield Asset Management Inc. (NYSE: BAM) in December 2018. Mr. Ordan currently serves on the boards of the U.S. Chamber of Commerce, Vassar College and Holton Arms School. Mr. Ordan received a BA from Vassar College and an MBA from Harvard Business School.

2022 Proxy Statement	13	Mednax, Inc.

DIRECTORS AND EXECUTIVE OFFICERS

Guy P. Sansone Chair of the Board of Directors Director Since: 2020 Age: 57 Committees: Strategy	The Board of Directors has concluded that Mr. Sansone’s qualifications to serve on the Board include his more than 25 years of experience working as an adviser, investor and senior manager of companies in the healthcare industry, together with his extensive financial expertise and leadership experience as a senior executive and board member.

Guy P. Sansone has been Chair of the Board of Directors of the Company since July 2020. Mr. Sansone has served as the Co-Founder, Chairman and Chief Executive Officer of H2 Health, a leading regional provider of physical rehabilitation services and clinician staffing solutions, since February 2020. Prior to that, he served as Managing Director at Alvarez & Marsal in New York, a financial advisory and consulting firm notable for its work in turnaround management and performance improvement of a number of large, high-profile businesses across the globe, where he served as Chairman of the firm’s Healthcare Industry Group, which he founded in 2004. Mr. Sansone has also served on the Boards of Directors of Magellan Health, Inc., a healthcare company focused on special populations, complete pharmacy benefits and other specialty areas of healthcare, since March 2019, Longevity Health Plans, a specialized Medicare Advantage health plan, since February 2020, and Carisk Partners, a risk transfer, care coordination company, since April 2019, and as Non-Executive Chairman of Brookdale Senior Living, Inc. (NYSE: BKD), an owner and operator of senior living and retirement communities, since January 2020. Mr. Sansone has served on the Board of Advisors for Pager, Inc., a mobile healthcare technology company, since March 2017. Previously, Mr. Sansone served on the Boards of Directors of Civitas Solutions, Inc. (formerly NYSE:CIVI), a leading national provider of home-and community-based health and human services to must-serve individuals with intellectual, developmental, physical or behavioral disabilities and other special needs, from December 2009 until its acquisition by Celtic Intermediate Corp. in March 2019, and HealthPRO Heritage, a leading national provider of therapy management and consulting services, from September 2015 to November 2019. Over the past 20 years, he has invested in and consulted as an executive to numerous companies, focusing on developing and evaluating strategic and operating alternatives designed to enhance value. Mr. Sansone earned a B.S. from the State University of New York at Albany.

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DIRECTORS AND EXECUTIVE OFFICERS

Laura A. Linynsky Director Nominee Nominated for initial election as a Director Age: 54 Committees: None	The Board of Directors has concluded that Ms. Linynsky’s qualifications to serve on the Board include her financial experience, senior housing healthcare experience and her experience in healthcare management consulting.

Laura A. Linynsky has been nominated and has agreed to stand for election to our Board of Directors. Ms. Linynsky has served as a consultant focused on healthcare management, providing operational, quality care, employment, ESG and regulatory guidance for both start up and expanding organizations since August 2018. Ms. Linynsky previously served as Senior Vice President of Quality Care Properties, a real estate company that owned over 300 post-acute/skilled nursing and assisted living properties, from 2016 to 2018, where she was responsible for operational and financial oversight of the communities and was part of the executive team that fully restructured the relationship with HCR ManorCare and its sole landlord to combine the two. She served as interim Chief Financial Officer for HCR ManorCare until the company was sold in July 2018. Prior to this, from 2010 to 2013, she served as Chief Operating Officer and head of Operations for Sunrise, where she oversaw operations in the United States, Canada and the UK and was part of the senior team who led the company’s operating and financial turnaround. Before leading Sunrise operations, Ms. Linynsky served as Vice President, Real Estate and Asset Management and was Director of Acquisitions from 2002 to 2010. Prior to Sunrise, Ms. Linynsky served in various finance, tax and business development roles at, among other companies, Marriott International (NASDAQ: MAR), Nextel Communications (formerly NYSE: FON) and Cogent Communications (NASDAQ: CCOI). She is a past board member of Argentum and the National Investment Center for Seniors Housing, both non-profit organizations. Ms. Linynsky has over 20-plus years of corporate finance, accounting, and tax experience with over 10 years’ experience in the seniors housing healthcare industry. Ms. Linynsky earned a Bachelor of Science from the University of South Carolina, Columbia.

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DIRECTORS AND EXECUTIVE OFFICERS

Thomas A. McEachin Director Director Since: 2020 Age: 69 Committees: Strategy, Audit, Nominating and Corporate Governance	The Board of Directors has concluded that Mr. McEachin’s qualifications to serve on the Board include his extensive finance and executive management experience and in-depth knowledge of financial reporting, compliance, accounting and controls and corporate governance matters.

Thomas A. McEachin has been a Director of the Company since July 2020. Mr. McEachin has served on the Board of Directors of Surgalign Holdings, Inc. (NASDAQ: SRGA) (formerly RTI Surgical Holdings, Inc. (NASDAQ: RTIX)), a global medical technology company advancing the science of spine care, since December 2015. Previously, he held executive positions at Covidien Surgical Solutions, a division of Covidien plc (formerly NYSE: COV), a global health care products company and manufacturer of medical devices and supplies, from 2008 to 2012. During his tenure at Covidien Surgical Solutions, he served as Vice President, Finance from 2008 to 2011 and Vice President and Group Chief Financial Officer from 2011 to 2012. From 1997 to 2008, Mr. McEachin served in various finance capacities at United Technologies Corporation, a global leader in the aerospace and building industries, and its subsidiaries, including as chief Investor Relations officer, Vice President and Controller of Pratt & Whitney, and Vice President and Chief Financial Officer of UTC Power. Prior to that, he held several executive positions with Digital Equipment Corporation (formerly NYSE: DEC), a vendor of computer systems, including computers, software, and peripherals, from 1986 to 1997. Mr. McEachin was with Xerox Corporation (n/k/a Xerox Holdings Corporation) (NYSE: XRX), a global corporation that sells print and digital document products and services, from 1975 to 1986, serving as Controller of the procurement organization. Mr. McEachin formerly served as a trustee and officer of the Wadsworth Atheneum (Hartford, CT), the oldest public art institution in the United States, serving on their executive, finance and investment committees. He also is a past board member of the Connecticut Science Center and chair of the audit committee. Mr. McEachin holds a B.S. from New York University and an MBA from Stanford University.

Roger J. Medel, M.D. Director Director Since: 1979 Age: 75 Committees: Medical Science and Technology	The Board of Directors has concluded that Dr. Medel’s qualifications to serve on the Board include his experience as our Chief Executive Officer and founder of the Company and a physician with training and experience in the Company’s historical base service line of neonatology.

Roger J. Medel, M.D., has been a Director of the Company since he co-founded it in 1979. Dr. Medel served as the Company’s President until May 2000 and as Chief Executive Officer until December 2002. In March 2003, Dr. Medel reassumed the position of President, serving in that position until May 2004, and Chief Executive Officer, a position in which he served until July 12, 2020 when he retired. Dr. Medel has served as a member of the Board of Directors of OPKO Health, Inc. since December 2020 and the Board of Trustees of the Dana Farber Cancer Institute, Inc. since January 2016. Dr. Medel was a member of the Board of Trustees of the University of Miami from January 2004 to February 2012. Dr. Medel participates as a member of several medical and professional organizations.

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DIRECTORS AND EXECUTIVE OFFICERS

Michael A. Rucker Director Director Since: 2019 Age: 52 Committees: Audit, Medical Science and Technology	The Board of Directors has concluded that Mr. Rucker’s qualifications to serve on the Board include his extensive experience as an executive in the healthcare industry, including the management of physician practices and partnerships.

Michael A. Rucker was elected as a Director in May 2019. Since 2017, Mr. Rucker has served as Chief Executive Officer, and since 2016 as a member of the Board of Directors, of Ivy Rehab Network, Inc., one of the largest networks of physical therapy clinics in the United States. Prior to joining Ivy Rehab, Mr. Rucker served from 2010 to 2017 as Executive Vice President and Chief Operating Officer of Surgical Care Affiliates, Inc., at the time a publicly traded operator of one of the nation’s largest networks of surgical facilities, until its acquisition by United Health Group. Mr. Rucker has also held executive roles in various healthcare companies, including DaVita, Inc., where he served as Division Vice President from 2005 to 2008 after DaVita acquired Gambro Healthcare, where Mr. Rucker had served in various general management and business development capacities since 1997.

John M. Starcher, Jr. Director Director Since: 2020 Age: 51 Committees: Strategy, Compensation and Talent, Nominating and Corporate Governance, Medical Science and Technology	The Board of Directors has concluded that Mr. Starcher’s qualifications to serve on the Board include his significant leadership experience as a senior executive in the healthcare industry, including as President and Chief Executive Officer of Bon Secours Mercy Health.

John M. Starcher, Jr. has been a Director of the Company since July 2020. Mr. Starcher is the President and Chief Executive Officer of Bon Secours Mercy Health, a not-for-profit Catholic health system that owns and operates 48 acute care hospitals, over 1,000 sites of care serving more than 10 million patients and has more than 60,000 employees across seven states and two countries, where he has served since September 2018. Prior to this, he served as Chief Executive Officer and President of Mercy Health from April 2016 to August 2018, where he oversaw the development of system strategies and operations for all 23 Mercy Health hospitals and the clinically integrated network across Ohio and Kentucky. Before being promoted to Chief Executive Officer at Mercy Health, Mr. Starcher served as an Executive Vice President of Operations and Chief Executive Officer of the Cincinnati Market at Mercy Health from January 2015 to April 2016. From August 2013 through March 2014, Mr. Starcher served as the Interim President and Chief Executive Officer of Health Management Associates Inc. (formerly NYSE:HMA) (“HMA”), an integrated acute care delivery system with 71 hospitals across 15 states, where he guided HMA through its successful sale to Community Health Systems. Prior to that, Mr. Starcher served as President of HMA’s Eastern Group from February 2012 until August 2013. Before joining HMA, Mr. Starcher served as the Chief Executive Officer of three of Mercy Health’s four divisions — overseeing more than 20 acute care hospitals, five long term care facilities, six home health agencies, and dozens of affiliated clinical practices with more than $3 billion in net revenue. Prior to that, he served as the Chief Executive Officer of the Northeastern Pennsylvania Region, the senior vice president of Human Resources and corporate associate general counsel at Catholic Health Partners. Mr. Starcher started his career in 1993 in Human Resources at the Medical College of Ohio as the Director of Labor Relations where he worked until he joined Catholic Health Partners in 1999. Mr. Starcher serves as a Director on the Boards of Bon Secours Mercy Health, Ensemble Health Partners, and American Pain Consortium, LLC. He also serves on the Advisory Board of HealthQuest Capital. Mr. Starcher holds a Bachelor’s degree in business administration from Bowling Green State University and a Doctorate in Jurisprudence from the University of Toledo. He is licensed to practice law in the State of Ohio (currently inactive) and has actively served as a director on more than 20 boards in varied industries, including banking, insurance, acute and sub-acute healthcare, specialty care, and physician practice organizations.

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DIRECTORS AND EXECUTIVE OFFICERS

Shirley A. Weis Director Director Since: 2020 Age: 68 Committees: Compensation and Talent, Nominating and Corporate Governance	The Board of Directors has concluded that Ms. Weis’ qualifications to serve on the Board include her extensive leadership, management and consulting experience in the healthcare industry, including as Mayo Clinic’s first female Chief Administrative Officer, together with her private and public company board experience.

Shirley A. Weis has been a Director of the Company since July 2020. Ms. Weis has served as the President of Weis Associates, LLC, a consulting firm she founded focused on healthcare management, strategic planning and leadership development, since January 2014. Previously, Ms. Weis was the Vice President and Chief Administrative Officer of Mayo Clinic, a nonprofit medical practice and medical research group, from 2007 until her retirement in December 2013. She joined Mayo Clinic in 1995 and held a number of clinical and administrative leadership positions, including Chair of Administrative Services for the Mayo Clinic in Arizona, Chair of the Mayo Clinic Managed Care Department and Executive Director of Mayo Management Services, Inc. Ms. Weis was also previously a member of the Mayo Clinic Board of Trustees. Ms. Weis served on the Board of Directors of Obyx (formerly The Medical Memory, LLC), a Phoenix-based, private company that facilitates recording of medical conversations with doctors and distributes them to patients and families, from July 2017 to December 2021. She previously served on the Boards of Directors of Sentry Insurance Company, a mutual insurance company specializing in business insurance, from May 2015 until April 2019, Surgalign Holdings, Inc. (NASDAQ: SRGA) (formerly RTI Surgical Holdings, Inc. (NASDAQ: RTIX)), a global medical technology company advancing the science of spine care, from October 2014 until May 2021 and Traverse Global Healthcare, a Phoenix-based developer of U.S. — style healthcare facilities in global markets, from February 2014 until the company was dissolved in October 2016. Ms. Weis holds a Bachelor of Science degree from Michigan State University, a Master of Management degree from Aquinas College and an honorary Doctor of Science degree from Michigan State University. She was named one of the Top 25 Women in Healthcare by Modern Healthcare magazine for 2007 and 2013.

C. Marc Richards Executive Vice President and Chief Financial Officer Age: 51 Committees: None

C. Marc Richards was appointed Executive Vice President and Chief Financial Officer in September 2020. Prior to joining the Company as Executive Vice President in September 2020, Mr. Richards, served as Chief Financial Officer of Quality Care Properties (“QCP”), a self-managed and self-administered real estate investment trust focused on post-acute/skilled nursing and memory care/assisted living properties, from October 2016 to July 2018. In this role he oversaw the spin-off of QCP from Healthcare Property Investors (“HCP”) and the eventual merger of QCP with Welltower. Prior to the establishment of QCP, Mr. Richards served as a consultant to HCP from March 2016 to October 2016. Mr. Richards previously served as Executive Vice President and Chief Administrative Officer of Washington Prime Group Inc. from January 2015 to January 2016 and as Chief Financial Officer from May 2014 to January 2015. From January 2013 to May 2014, Mr. Richards served as Chief Financial and Administrative Officer of Sunrise. He served as Chief Financial Officer of Sunrise from March 2011 to January 2013 and as Chief Accounting Officer of Sunrise from July 2009 to March 2011. Before joining Sunrise, Mr. Richards served in executive roles with JE Robert Companies, Republic Property Trust and The Mills Corporation.

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DIRECTORS AND EXECUTIVE OFFICERS

Dominic J. Andreano Executive Vice President, General Counsel and Secretary Age: 53 Committees: None

Dominic J. Andreano joined the Company in September 2001 and has served as our General Counsel and Secretary since May 2012. Mr. Andreano was appointed as an Executive Vice President in February 2020 and previously served as Senior Vice President from May 2012 to February 2020. Prior to his appointment as Senior Vice President, General Counsel and Secretary, Mr. Andreano previously served as Vice President, Deputy General Counsel for the Company from January 2009 until May 2012, as Associate General Counsel for the Company from January 2004 until January 2009, and prior thereto as Director, Business Development. Prior to joining the Company, Mr. Andreano was an associate in the corporate securities department of Holland & Knight, LLP in Miami from June 2000 until September 2001, and an associate in the healthcare corporate department of Greenberg Traurig, P.A. in Miami from September 1997 until June 2000.

Mary Ann E. Moore Executive Vice President, Chief Enterprise Risk and Legal Operations Officer Age: 62 Committees: None

Mary Ann E. Moore joined the Company in 2006 as Associate General Counsel and has served in various senior roles within the legal department since that time, including her last appointment as Senior Vice President, Chief Legal Officer – Operations. Ms. Moore was appointed as Executive Vice President, Chief Enterprise Risk and Legal Operations Officer in 2021. Prior to joining the Company, Ms. Moore was Senior Counsel for Tenet Health System in South Florida. Ms. Moore was previously with the Adventist Health System in Chicago and prior thereto she was in private legal practice with the law firms of Hinshaw and Culbertson in Chicago and Tallman Hudders and Sorrentino in Allentown, Pennsylvania.

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DIRECTORS AND EXECUTIVE OFFICERS

Roger “Mack” Hinson, M.D. President, Pediatrix and Obstetrix Medical Group Age: 57 Committees: None

Roger “Mack” Hinson, M.D., joined the Company in 2003 and was appointed President of Pediatrix and Obstetrix Medical Group in July 2019. Dr. Hinson previously served as the Chief Operating Officer of Mednax National Medical Group and served in various leadership roles for the Mountain West Region, including President, Regional Vice President and Director of Operations. Prior to serving in these positions, Dr. Hinson served as Corporate Medical Director of one of the Company’s affiliated neonatology practices. Dr. Hinson received his medical degree from the George Washington University School of Medicine and Health Sciences. He completed his pediatric residency at Madigan Army Medical Center. Dr. Hinson completed his neonatal-perinatal medicine fellowship at Walter Reed Army Medical Center and his fellowship postdoctoral research at the National Cancer Institute and the Food and Drug Administration. He is a fellow of the American Academy of Pediatrics. Dr. Hinson holds a master’s degree in management with a focus in leadership from Nova Southeastern University. He has held academic appointments at the Uniformed Services University, Tulane University and the University of Washington.

Board Characteristics and Diversity

The following chart depicts certain information regarding the characteristics and diversity of our Board of Directors, assuming the eight nominees are elected.

Committees of the Board of Directors

Audit Committee

Mednax’s Audit Committee held six meetings in 2021. Messrs. Gabos, McEachin and Rucker and Ms. Barker were members of the committee throughout 2021. Mr. Gabos acted as chair of the committee throughout 2021. Mr. Gabos and Ms. Barker are not standing for re-election, and if elected, Ms. Linynsky is expected to serve on the committee, with Mr. McEachin serving as chair. Mednax’s Board of Directors has determined that each of Messrs. Gabos, McEachin and Rucker and

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DIRECTORS AND EXECUTIVE OFFICERS

Ms. Barker qualify, and Ms. Linynsky will qualify, as an “audit committee financial expert” as defined by the rules and regulations of the SEC and that each member of the Audit Committee during 2021 meets, and Ms. Linynsky will meet, the independence requirements under such rules and regulations and for a New York Stock Exchange listed company.

Mednax’s Board of Directors has adopted a written charter for the Audit Committee setting out the functions that it is to perform. A copy of the Audit Committee Charter is available on our website at www.Mednax.com.

Please refer to the Report of the Audit Committee, which is set forth above, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2021.

Compensation and Talent Committee

Mednax’s Compensation and Talent Committee (formerly known as the Compensation Committee) held six meetings in 2021 and took various other actions via unanimous written consent. Dr. Carlo, Messrs. Kadre and Starcher and Ms. Weis were members of the committee throughout 2021. Ms. Weis acted as chair of the committee throughout 2021. Mednax’s Board of Directors determined that each member of the Compensation and Talent Committee during 2021 meets the independence requirements for a New York Stock Exchange listed company.

In February 2022, Mednax’s Board of Directors changed the name of the Compensation Committee to the Compensation and Talent Committee and has adopted a written charter for the Compensation and Talent Committee setting out the functions that it is to perform. References herein to the Compensation and Talent Committee related to its activities prior to its name change in February 2022, refer to Mednax’s Compensation Committee. A copy of the Compensation and Talent Committee Charter is available on our website at www.Mednax.com.

The primary purpose of Mednax’s Compensation and Talent Committee is to assist Mednax’s Board of Directors in the discharge of the Board of Directors’ responsibilities relating to compensation of executive officers. The scope of authority of Mednax’s Compensation and Talent Committee includes the following:

•	Evaluating the performance of and setting the compensation for Mednax’s Chief Executive Officer and other executive officers;

•	Supervising and making recommendations to Mednax’s Board of Directors with respect to incentive compensation plans and equity-based plans for executive officers;

•

Overseeing the review of the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, including discussing at least annually the relationship between risk management policies and practices and compensation and considering, as appropriate, compensation policies and practices that could mitigate any such risk;

•	Reviewing and discussing with management workforce demographics and employee matters, including compensation and employee benefits, training, health and wellness and diversity, equity and inclusion;

•

Evaluating whether or not to engage, retain, or terminate an outside consulting firm for the review and evaluation of Mednax’s compensation plans and approving such outside consulting firm’s fees and other retention terms; and

•	Conducting an annual self-assessment of the Compensation and Talent Committee.

Upon a determination of Mednax’s full Compensation and Talent Committee membership, matters may be delegated to a subcommittee for evaluation and recommendation back to the full committee. For a description of the role performed by executive officers and compensation consultants in determining or recommending the amount or form of executive and Director compensation, see “How Pay Decisions are Made.”

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DIRECTORS AND EXECUTIVE OFFICERS

Nominating and Corporate Governance Committee

Mednax’s Nominating and Corporate Governance Committee held two meetings in 2021 and took various other actions via unanimous written consent. Messrs. McEachin, Kadre and Starcher and Mmes. Weis and Barker were members of the committee throughout 2021. Mr. Kadre acted as chair of the committee throughout 2021. Mednax’s Board of Directors has determined that each member of the Nominating and Corporate Governance Committee during 2021 meets the independence requirements for a New York Stock Exchange listed company.

Mednax’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee setting out the functions that it is to perform. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.Mednax.com.

The Nominating and Corporate Governance Committee assists the Board of Directors with respect to nominating new Directors and committee members and taking a leadership role in shaping the corporate governance of Mednax. To fulfill its responsibilities and duties, the committee, among other things, reviews the qualifications and independence of existing Directors and new candidates; assesses the contributions of current Directors; identifies and recommends individuals qualified to be appointed to committees of the Board of Directors; considers rotation of committee members; reviews the charters of the committees and makes recommendations to the full Board of Directors with respect thereto; develops and recommends to the Board of Directors corporate governance principles, including a code of business conduct; and evaluates and recommends succession plans for Mednax’s Chief Executive Officer and other senior executives.

Although the Nominating and Corporate Governance Committee does not solicit Director nominations, the committee will consider candidates suggested by shareholders in written submissions to Mednax’s Secretary in accordance with the procedures described below in the section entitled “Information Concerning Shareholder Proposals.” In evaluating nominees for Director, the committee does not differentiate between nominees recommended by shareholders and others. In identifying and evaluating candidates to be nominated for Director, the committee reviews the desired experience, mix of skills and other qualities required for appropriate Board composition, taking into account the current Board members and the specific needs of Mednax and its Board of Directors. Although the committee does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, the committee’s review process is designed so that the Board of Directors includes members with diverse backgrounds, skills and experience, and represents appropriate financial, clinical and other expertise relevant to the business of Mednax. At a minimum, Director candidates must meet the following qualifications: high personal and professional ethics, integrity and values and a commitment to the representation of the long-term interests of our shareholders.

Risk Considerations in Our Compensation Programs

The Compensation and Talent Committee has reviewed the Company’s compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

Certain Relationships and Related Person Transactions

Sandra Medel, the daughter of Dr. Medel, is employed by Mednax as Senior Division Counsel and is responsible for providing legal support and advice in the areas of contracting and operations. Ms. Medel’s base salary was $114,179 for 2021 and is expected to be $132,236 for 2022. Ms. Medel was paid $34,479 in bonus during 2021, a portion of which related to each of the performance years 2020 and 2021, and she was paid $7,271 in bonus during 2022 that related to excess performance by the Company for the 2021 bonus year, for which the excess payment percentage was consistent with

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DIRECTORS AND EXECUTIVE OFFICERS

similarly situated employees. In addition, Mednax provided her certain health and other benefits customarily provided to similarly situated employees.

Catherine Stevens, the daughter of Ms. Moore, is employed by Mednax as Assistant General Counsel and is responsible for providing legal support and advice in the areas of contracting and operations. Ms. Stevens’ base salary was $193,090 for 2021 and is expected to be $211,532 for 2022. Ms. Stevens was paid $77,744 in bonus during 2021, a portion of which related to each of the performance years 2020 and 2021, and she was paid $16,396 in bonus during 2022 that related to excess performance by the Company for the 2021 bonus year, for which the excess payment percentage was consistent with similarly situated employees. In addition, Mednax provided her certain health and other benefits customarily provided to similarly situated employees.

Review and Approval of Related Person Transactions

Mednax has a written policy for the review and approval or ratification of transactions (i) between Mednax and any Mednax Director or any other entity in which any Mednax Director is a director, officer or has a financial interest; and (ii) in which Mednax is or will be a participant and any related person has or will have a direct or indirect material interest. For purposes of the policy, a related person includes any Mednax Director or Director nominee, executive officer or holder of more than 5% of the outstanding voting stock of Mednax or any of their respective immediate family members. The policy does not apply to transactions pertaining to (i) director or officer compensation that is approved or recommended to Mednax’s Board of Directors for approval by Mednax’s Compensation and Talent Committee or (ii) the employment by Mednax of any immediate family member of a related person in a non-officer position and at compensation levels commensurate with that paid to other similarly situated employees.

Pursuant to the terms of the policy, all covered transactions, if determined to be material by Mednax’s General Counsel or if the transaction involves the participation of a member of the Mednax Board of Directors, are required to be promptly referred to the disinterested members of the Mednax Audit Committee for their review or, if less than a majority of the members of Mednax Audit Committee are disinterested, to all the disinterested members of the Mednax Board of Directors. Pursuant to the terms of the policy, materiality determinations must be based on the significance of the information to investors in light of all circumstances, including, but not limited to, the (i) relationship of the related persons to the covered transaction, and with each other, (ii) importance to the person having the interest, and (iii) amount involved in the transaction. All transactions involving in excess of $120,000 are automatically deemed to be material pursuant to the terms of the policy.

The disinterested Directors of Mednax’s Audit Committee or Board of Directors, as applicable, are required to review such material covered transactions at their next regularly-scheduled meeting, or earlier if a special meeting is called by the Chair of the Audit Committee and may only approve such a material covered transaction if it has been entered into in good faith and on fair and reasonable terms that are no less favorable to Mednax than those that would be available to Mednax in a comparable transaction in arm’s length dealings with an unrelated third party at the time it is considered by the disinterested Directors of Mednax’s Audit Committee or Board of Directors, as applicable.

All of the transactions described in “Transactions with Related Persons” below were covered transactions under our policy and the policies and procedures required by the policy were followed in connection with the review and approval or ratification of all of such transactions.

Transactions with Related Persons

Since the beginning 2021, there have been no transactions with related persons other than as described above, and there are no other currently proposed transactions with related persons.

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DIRECTORS AND EXECUTIVE OFFICERS

Compensation Committee Interlocks and Insider Participation

In 2021, none of our executive officers or Directors was a member of the Board of Directors of any other company where the relationship would be considered a compensation committee interlock under the SEC rules.

Environmental, Social and Governance (“ESG”)

As a leading provider of women’s and children’s health care services, delivering high-quality, specialized patient care is at the forefront for our affiliated medical practices. In fulfilling our mission to Take great care of the patient, every day and in every wayTM, we uphold unwavering moral values and ethical conduct. Another priority for us is the well-being of our associates, who must consistently and relentlessly be treated with respect, equality, dignity, compassion, empowerment and integrity. Finally, taking care of our patients and associates goes hand-in-hand with taking care of the environment. With a commitment to improving patient outcomes, we are on a mission to continually evolve our social and environmental responsibilities for the greater good of the planet and its various populations. In line with these values, during 2021 we donated $2.2 million to various charities, primarily benefiting women’s and children’s health.

In 2021, we created an ESG Committee, comprised of senior leaders in the Company’s Clinical Services, Operations, Information Technology, Legal, Compliance, Internal Audit, Human Resources, Finance and Strategy departments. The ESG Committee members were tasked with creating the Company’s formal ESG program, which we implemented over the course of 2021 based on the Sustainability Accounting Standards Board standards for companies in the business of Healthcare Delivery. The ESG Committee reports frequently to an executive committee comprised of our senior management, which oversees the ESG Committee’s activities and reports to the Compensation and Talent Committee and the full Board of Directors.

2021 ESG Highlights:

In 2021, some of the highlights of our ESG initiatives include:

•

review and amendment of our governance policies to enhance shareholders’ rights, including implementing a majority vote standard for the election of our Directors and proposing the amendment and restatement of our Articles of Incorporation to remove a 2/3 voting requiement;

•	hiring a Diversity Equity & Inclusion Senior Director;

•	developing and implementing new social and human rights policies and statements, including policies on diversity, equity and inclusion and employee engagement and a supplier code of conduct;

•	partnering with a top ESG consulting firm to articulate our company’s stance and align with leading environmental positioning;

•	developing and implementing our new enterprise environmental policy, as well as an energy, carbon and emissions policy and waste and water management policies; and

•	developing data collection tools to measure energy, water and waste management.

2022 ESG Goals:

In 2022, we plan to further enhance our ESG initiatives by:

•	improving our ESG disclosures with ESG ratings agencies;

•	building awareness of our commitment to sustainability, ensuring a mutually beneficial and healthy relationships with patients, associates and shareholders alike;

•	developing a diversity, equity and inclusion and corporate sustainability report; and

•	capturing key performance indicators to measure, monitor and address material issues with respect to environmental, social and governance performance.

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Please follow our ESG journey as it develops by visiting the ESG section of our website at: www.mednax.com/sustainability, which contains a description of our ESG policies and further information on our ESG initiatives.

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Executive Compensation: Compensation Discussion and Analysis (“CD&A”)

Section I: A Message to Our Shareholders

Dear Mednax Shareholders,

The principal responsibility of the Compensation and Talent Committee is to ensure that we have an executive compensation program in place that attracts and retains the best executive workforce in our industry. We believe that having the highest-quality leadership team in place is critical to our mission: “Take great care of the patient, every day and in every way.”® We also recognize that to best serve our patients and shareholders, we must also fulfill our responsibility to “Take great care of the business.” We strive to design an executive officer compensation program that ensures that we accomplish our mission while delivering value to our shareholders.

The Compensation and Talent Committee is committed to enhancing our performance-based compensation program to further align our executive compensation with value creation for our shareholders. Our most recent Say on Pay vote was held in 2021 and yielded an approval by 81.0% of the votes cast. Notwithstanding the high level of support of our shareholders regarding the compensation of our named executive officers, we continuously strive for improvement, and members of the Company’s management team and I continued to engage with our shareholders in 2021 and earlier this year to understand better their concerns and suggestions related to executive compensation and we have incorporated those concerns and suggestions into our thought process and decisions, including the establishment of 2022 performances metrics. Based on shareholder feedback, we want to note that the Committee has not and does not intend to grant any off-cycle or special one-time awards for its executive officers, and the Committee did not make any discretionary adjustments to either the short term or long term incentive program in 2021.

Beginning on the next page of this Proxy Statement, we present specific information about the compensation paid to our CEO and other Named Executive Officers (“NEOs”) for fiscal year 2021. We have provided information regarding how the Company’s 2021 executive compensation program was designed, as well as how the Compensation and Talent Committee has designed the compensation of Mr. Ordan, as well as our other NEOs, on a go-forward basis.

Finally, we want to thank you for making Mednax part of your investment portfolio. You can be confident in our commitment to deliver exceptional performance that drives shareholder value over the long-term and quality care for the patients that depend on Mednax.

Sincerely,

Shirley A. Weis

Compensation and Talent Committee Chair

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Section II: Compensation and Talent Committee Report

The Compensation and Talent Committee determines the compensation for our CEO and other NEOs and oversees the administration of our executive compensation program. The Compensation and Talent Committee is composed entirely of independent Directors and is advised as necessary by independent consultants and legal counsel. Our CEO provides advice and recommendations to the Compensation and Talent Committee with respect to the compensation of other senior executive officers. Under the rules of the Securities and Exchange Commission, our NEOs for 2021 are:

•	Mark S. Ordan, Chief Executive Officer

•	C. Marc Richards, Executive Vice President and Chief Financial Officer

•	Dominic J. Andreano, Executive Vice President, General Counsel and Secretary

•	John C. Pepia, Senior Vice President, Chief Accounting Officer

•	Mary Ann E. Moore, Executive Vice President and Chief Enterprise Risk and Legal Operations Officer

•	Roger “Mack” Hinson, M.D., President, Pediatrix and Obstetrix Medical Group

In fulfilling our role, we met and held discussions with the Company’s management and reviewed and discussed this CD&A. Based on our review and such discussions, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Submitted by the Compensation and Talent Committee of the Board of Directors:

Shirley A. Weis

Waldemar A. Carlo, M.D.

Manuel Kadre

John M. Starcher, Jr.

This Compensation and Talent Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Mednax filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Section III: Executive Summary

2021 Business Highlights

We are a national medical group comprised of the nation’s leading providers of physician services practicing under the Pediatrix® brand. Pediatrix-affiliated clinicians are committed to providing coordinated, compassionate and clinically excellent services to women, babies and children across the continuum of care, both in hospital settings and office-based practices. Our specialties include obstetrics, maternal-fetal medicine and neonatology complemented by 18 pediatric subspecialties, as well as a newly expanded area of primary and urgent care clinics. The group’s high-quality, evidence-based care is bolstered by investments in research, education, quality-improvement and safety initiatives. Our unique healthcare model has been in place for more than 40 years, allowing us to focus on what is most important in our industry – taking great care of our patients.

Following the significant leadership transitions and our response to the COVID-19 pandemic in 2020, in 2021, we renewed our focus on our core areas of women’s, newborn’s and children’s health. During 2021, our operating results substantially recovered from the impact of the COVID-19 pandemic, with no material impacts from any COVID-19 variants on our patient volumes in 2021, and the shift in the mix of patients reimbursed under government-sponsored healthcare programs that occurred in late 2020, and that was expected to persist well into 2021, materially reversed during 2021, and the timing of such reversal was earlier than forecasted.

In early 2021, we made our entry into the pediatric urgent care service line through the affiliation with an eight-clinic pediatric urgent care practice that provides screening, diagnosis and treatment for a variety of minor non-emergent health issues, working in partnership with community pediatricians. We believe there is an opportunity for us to expand our growth in this area with a meaningful number of primary and urgent care clinics across our footprint over the next several years.

In addition to the pediatric urgent care practice, we acquired eight other physician practices during 2021, including one pediatric orthopedic practice, one pediatric cardiology practice, two pediatric neurology practices, one maternal-fetal medicine practice, one obstetrics and gynecology practice, one pediatric intensivist practice and one neonatology practice. Based on our experience, we expect that we can improve the results of acquired physician practices through improved managed care contracting, improved collections, identification of growth initiatives and operating and cost savings based upon the significant infrastructure that we have developed.

In November 2021, we also bolstered our executive leadership team with the appointment of Ms. Mary Ann E. Moore as Executive Vice President and Chief Enterprise Risk and Legal Operations Officer.

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2021 Financial Information

Key financial results for the last three fiscal years, reflecting the impact of the challenges we faced in 2020 primarily as a result of the COVID-19 pandemic, and the recovery in 2021, are highlighted in the tables below.

Adjusted earnings before interest, taxes and depreciation and amortization (“Adjusted EBITDA”) is a non-GAAP financial measure. For a description of the rationale for our presentation of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the years ended December 31, 2021, 2020, and 2019, please see the disclosure under the caption “Non-GAAP Measures” in our Annual Report on Form 10-K.

Response to Say-on-Pay Vote and Shareholder Outreach

Each year, we provide our shareholders with the opportunity to approve, or vote against, the compensation of our NEOs (“say-on-pay”). Shareholders approved our executive compensation program as disclosed in our 2021 proxy statement.

We are committed to ensuring that our investors fully understand our executive compensation program, including how it aligns the interests of our executives with our shareholders and how it rewards the achievement of our strategic objectives. We believe that the continued delivery of sustainable long-term value to our shareholders requires regular dialogue. To this end, we regularly make efforts to engage in discussions with our shareholders in order to obtain a deeper understanding of our investors’ views regarding our compensation program and other important topics, including Company performance and operations, strategic direction, risk and operational oversight and leadership, among other matters. Outside of formal engagement efforts, we interact throughout the year with our shareholders and make ourselves available to them at their request.

During 2021, we met regularly with shareholders throughout the year during industry conferences and through conference telephone calls. At the beginning of 2022, we reached out to shareholders representing over 80% of our then outstanding shares. We then conducted formal

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shareholder outreach efforts with shareholders who made themselves available to speak with us, which represented approximately 60% of our then outstanding shares. Conversations with our shareholders, including all of our largest shareholders, included representatives of our senior management team (including our CEO and CFO), as well as the Chair of the Compensation and Talent Committee. The topics discussed at these meetings included, among other things, the improvements in the Compensation and Talent Committee’s oversight of our executive compensation program, the Company’s recent ESG efforts, general strategic discussions and the composition of the Board.

In the area of executive compensation, consistent with the approval of our executive compensation program as disclosed in our 2021 proxy statement by over 80% of the shares voted, shareholders expressed their support for the changes to our executive compensation program during 2021, particularly the target compensation of our CEO, the non-financial metrics used in our annual bonus program and the elimination of off-cycle equity grants and bonuses, among other things.

Following changes to our Board and management team in 2020, our executive compensation program materially reduced the amount of target compensation for our CEO, which was maintained at similar levels through 2021. While acknowledging that the comparisons prior to 2021 are difficult due to the structural changes to compensation in connection with our CEO transition, following discussions with our shareholders, the Compensation and Talent Committee believes that our current CEO compensation levels are aligned with our peers and that the compensation program for our executives is constructed in a way to maximize long-term shareholder value. Our discussions also showed support for our current bonus program, which includes both a financial component to focus on Adjusted Income from Operations as a measure of our profitability, and non-financial metrics to align compensation with our strategic goals. In addition, the Compensation and Talent Committee agreed with our shareholders that control of corporate general and administrative expenses as we divested the anesthesiology and radiology medical groups and refocused as a dedicated provider of services to women, babies and children, was critically important to our success, and the Compensation and Talent Committee used a “gate” in connection with our performance-based equity awards. When an incentive plan uses a “gate,” there is no award payout unless a key measure, one that is not included in the core plan design, is met. For 2021, the Company’s gate was tied to the control of corporate general and administrative expenses, and if corporate general and administrative expenses exceed a specified dollar threshold, no payout would have been made on any portion of the performance-based equity award regardless of whether the other performance metrics were met. The “gate” goal was considered challenging, as critical focus would be necessary to control certain costs that had increased in previous years, such as legal fees and insurance expenses, and in light of various initiatives for information technology related projects in 2021 where there would be an increase in expenses for certain 2021 system and security implementations. Finally, it would require a sharp focus on support services expenses, as we wound down the transitional services being provided to the divested medical groups to ensure efficiency in the structure of various general and administrative support services teams.

We also engaged in substantive discussions with our shareholders regarding the duration of the performance measures used in our executive compensation program in light of the uncertainties surrounding the environment for our business in the long term. The Compensation and Talent Committee appreciates the feedback from those of our shareholders who suggest that we consider the use of longer-term metrics in our executive compensation program. However, the Compensation and Talent Committee continues to believe that given the uncertainties surrounding the environment for our business, financial goals indexed over the current fiscal year increase the predictability required to set appropriate goals for executive compensation, which the Compensation and Talent Committee believes will generate shareholder value and align our executives with our shareholders. For more information on the Compensation and Talent Committee’s approach to measuring pay for performance, see the section entitled Measuring Pay-for-Performance at Mednax.

With respect to ESG initiatives, our shareholders expressed their support for our formal ESG program, which was implemented during 2021 through our ESG Committee. Our ESG Committee is

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composed of individuals in senior roles in multiple departments of the Company and is tasked with the implementation of our ESG program and our continuing efforts related to ESG initiatives. As part of the diversity component of our ESG program, we have committed to reporting on the ethnic and gender diversity of our Directors in this Proxy Statement. More information on the diversity of our Board can be found in the diversity grid on page 20 of this Proxy Statement. We are committed to continuously evolving and improving our ESG efforts in line with our commitment to environmental, social and corporate governance best practices, and the disclosure of such efforts, and we discussed with our shareholders ways to improve our transparency and explore further ESG related metrics that help our shareholders better understand our actions to integrate ESG into our business. For example, we strive to make diversity, equality and inclusion a priority and foster a culture of trust and respect where all employees have a sense of belonging. Diverse representation at all levels of our organization is of the utmost importance to our culture and our business. As of February 1, 2022, approximately 80% of our total headcount was female and over 40% of our total headcount identified as a person of color. Among our affiliated physicians and other clinical professionals, approximately 75% were female and over 35% identified as a person of color. Among the executive and senior executive level and manager group, over 40% were female and approximately 20% identified as a person of color. We believe that a diverse workforce is critical to our success, and we will continue to focus on the hiring, advancement, and retention of both visibly and invisibly underrepresented populations. We remain committed to improving on these efforts and expanding our disclosure to show our efforts to uphold our values related to diversity, equity and inclusion.

Measuring Pay-for-Performance at Mednax

In the healthcare services industry, company stock prices at any point in time can be significantly affected by changes (actual or anticipated) in the regulatory or payor environment. Additionally, regulatory changes affect different healthcare companies in varying ways. For Mednax specifically, factors such as effects of same-unit volume and reimbursement-related factors, including payor mix shifts from commercial to government payors, are often unpredictable, as shown by the shift toward government payors in late 2020 due to the COVID-19 pandemic and the subsequent shift back towards commercial payors in 2021. This has introduced an additional layer of unpredictability in many of these areas.

Payor mix shifts, which represents a shift in the patient population from private healthcare insurance programs (i.e. commercial programs) to government-sponsored healthcare programs (i.e. Medicaid) is extremely difficult to forecast over a long-term period. However, these payor mix shifts directly impact both top-line growth and profitability as the reimbursement received is materially lower for government-sponsored healthcare programs than commercial payors, and a shift in payor mix to government payors can result in a significant reduction in our average reimbursement rates.

For these reasons, we have not used relative total shareholder return as a key performance metric in our executive compensation programs. Instead, our performance goals have been focused on internal key financial metrics that we believe drive long-term value creation and will focus management on not just growing our business, but doing so profitability, such as Adjusted Income from Operations and Adjusted EBITDA. We believe that meeting these metrics will over time translate into increased shareholder value. For equity-based awards, we believe that our share price should ultimately reflect whether we have executed this strategy successfully and the three-year back end weighted vesting schedule (with half of the award vesting in year three) for equity grants ensures that our officers maintain a long-term perspective.

For many of these same reasons, we have not incorporated financial goals over a multi-year period (such as cumulative earnings over three years) into our executive compensation program. Our long-term strategy emphasizes continued growth through a disciplined approach in acquiring established physician practices and growing organically in our specialties or adjacent specialties, and any multi-year goals would necessarily need to reflect assumptions and projections about both the level and type of acquisitions made during the measurement period. We believe, however, that the multi-year vesting of our equity awards effectively encourages long-term growth and performance. Several of our larger shareholders have acknowledged that this approach makes sense for a company in our business where the volatility makes it nearly impossible to predict financial measures beyond a one-year period and have suggested the use of the three-year back end weighted (25%, 25%, 50%) vesting schedule that we now use as a good approach to align a long-term commitment to growth from our executive team.

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The Compensation and Talent Committee has historically believed that this approach is in the best interests of all of Mednax’s constituents. The Compensation and Talent Committee will continue to refine its approach as the healthcare landscape continues to evolve.

CEO Pay At-A-Glance

Over half of the target direct compensation (sum of base salary, target bonus and grant value of stock awards, including performance shares at target) of Mark S. Ordan, our CEO, is variable and linked to financial performance results. Mr. Ordan’s annual target compensation was determined taking into account the size and performance of the Company.

The chart below reflects the elements of target CEO total direct compensation for Mr. Ordan for 2021. The chart demonstrates the alignment of CEO pay to the Company’s performance and shareholder value. For more information on Mr. Ordan’s performance share awards and restricted stock awards for 2021, please see the section below entitled 2021 Equity-Based Awards.

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Section IV: Overview of the Executive Compensation Program

The Guiding Principles of Our Pay Philosophy

The Compensation and Talent Committee has historically designed our executive compensation program with the following guiding principles in mind:

•

Quality of Personnel and Competitiveness. We are committed to employing the highest quality executive team in the healthcare services industry. We expect our executives to be of the highest caliber in terms of business acumen and integrity. We closely analyze and understand compensation for executives at similarly situated companies to help ensure we can effectively compete for and retain key talent.

•

Alignment of Interests. We must offer a total executive compensation package that best supports our leadership talent and growth strategies and focuses executives on financial and operational results. We use a mix of fixed and variable (at-risk) pay to support these objectives, by giving our executives a substantial equity stake in the business and rewarding them for performance that drives shareholder value over the long term.

•

Compliance with Regulatory Guidelines and Sensible Standards of Corporate Governance. We comply with applicable laws, rules, statutes, regulations and guidelines and monitor our compensation program on an ongoing basis to ensure it abides by applicable requirements. Specifically, we focus on relevant considerations in the areas of accounting cost, tax impact, cash flow constraints, risk management and other sensible standards of good corporate governance.

Elements of Pay

Our pay philosophy was supported by the following pay elements in our executive compensation program for 2021:

Element	Form	Description
Base Salary	Cash (Fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities and performance.

Annual Bonus	Cash (Variable)	Based 20% on certain non-financial metrics and 80% on annual Adjusted Income from Operations performance.

Long-Term Incentives	Equity (Variable)

Comprised of 50% restricted stock that vests over three years and 50% performance shares tied to the achievement of Adjusted EBITDA targets, which vest over three years if the performance goals are achieved. For all earned awards, half vests in the third year which is a change made beginning in 2021 in response to shareholder feedback.

How Pay Decisions Are Made

The Compensation and Talent Committee, composed solely of independent Directors, is responsible for making pay decisions for the NEOs. The Compensation and Talent Committee works very closely with its independent consultant and management to examine pay and performance matters throughout the year. After conducting a formal request for proposal process in November 2020, the Compensation and Talent Committee engaged Compensation Strategies, Inc. as its independent consultant for 2021. The Compensation and Talent Committee’s written charter can be accessed on the Mednax website at www.Mednax.com.

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The Role of the Compensation and Talent Committee and Management

One of the primary roles of the Compensation and Talent Committee is to assist Mednax’s Board of Directors in the discharge of the Board’s responsibilities related to executive compensation matters, which include:

•	Evaluating the performance of and setting pay for the CEO and other NEOs;

•	Supervising and making recommendations to the Board of Directors about changes to the executive compensation program;

•

Overseeing the annual review of the Company’s incentive compensation elements to determine whether they encourage excessive risk taking, including discussing the relationship between risk management policies and practices and pay;

•

Evaluating whether or not to engage, retain, or terminate an outside consulting firm for the review and evaluation of Mednax’s executive compensation program and approving such outside consulting firm’s fees and other retention terms; and

•	Conducting an annual self-assessment of the Compensation and Talent Committee’s performance.

The CEO does not play any role in the Compensation and Talent Committee’s determination of his own pay; however, the Compensation and Talent Committee solicits input from the CEO concerning the performance and compensation of the other NEOs. The CEO bases his recommendations on his assessment of each individual’s performance, tenure and experience in the role, external market pay practices, retention risk and Mednax’s overall pay philosophy.

The Role of Independent Consultants

The Compensation and Talent Committee continually reviews executive compensation to ensure that it reflects our pay philosophy and, as necessary, retains the services of an independent consultant to assist in such review. The Compensation and Talent Committee has assessed the independence of Compensation Strategies, Inc. pursuant to applicable SEC rules, New York Stock Exchange listing standards and its own committee charter and concluded that no conflict of interest exists that would prevent Compensation Strategies, Inc. from independently advising the Compensation and Talent Committee.

Assessing External Market Practice

As part of our pay philosophy, our executive compensation program is designed to attract, motivate and retain our executives in an increasingly competitive and complex talent market. To this end, we regularly evaluate industry-specific and general market compensation practices and trends to ensure that our program features and NEO pay opportunities remain appropriately competitive. The Compensation and Talent Committee considers publicly available data, provided by its independent compensation consultant, for informational purposes when making its pay decisions. However, market data are not the sole determinants of the Company’s practices or executive pay levels. When determining salaries, target bonus opportunities and annual equity grants for NEOs, the Compensation and Talent Committee also considers the performance of the Company and the individual, the nature of an individual’s role within the Company, internal comparisons to the compensation of other Company officers, tenure with the Company and experience in the officer’s current role.

At the end of 2020, the Compensation and Talent Committee asked Compensation Strategies, Inc. to conduct an analysis of publicly traded healthcare companies in order to develop a new group of peers. In recognition of the Company’s recent divestitures of two large medical groups, the Compensation and Talent Committee wanted to ensure that the new peer group could be used for appropriate benchmarking of executive compensation for the Company’s executive officers.

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In determining the peer group for the studies, the Compensation and Talent Committee considered a variety of factors including revenue, income from operations, net income, market capitalization and enterprise value.

Following its review, the Compensation and Talent Committee approved the peer group identified below for the purpose of 2021 compensation comparisons, which it believes is the appropriate group of peers, and removed previously used larger peers such as Tenet, Universal, Davita, Lab Corp., Magellan and Quest and replaced them with appropriately sized peers.

• Acadia Healthcare Company, Inc.	• Healthcare Services Group, Inc.

• Amedisys, Inc.	• LHC Group, Inc.

• AMN Healthcare Services, Inc.	• National HealthCare Corporation

• Brookdale Senior Living, Inc.	• Premier, Inc.

• Chemed Corporation	• ModivCare Inc. (formerly Providence Service Corporation)

• Encompass Health Corp.	• RadNet, Inc.

• The Ensign Group. Inc.	• Select Medical Holdings Corporation

• Hanger, Inc.	• Surgery Partners, Inc.

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Section V: The Executive Compensation Program in Detail

Base Salary

The Compensation and Talent Committee reviews and approves base salary levels for our NEOs. Base salary decisions generally reflect the Compensation and Talent Committee’s consideration of the external market practices of our peer group for comparable positions, published survey data and subjective factors including the individual’s experience, role, responsibilities and performance.

2021 Base Salary Decisions

The 2021 base salaries for the NEOs were as follows:

NEO	2021 Base Salary
Mark S. Ordan	$1,000,000
C. Marc Richards	$500,000
Dominic J. Andreano	$500,000
John C. Pepia	$425,000
Mary Ann E. Moore	$425,000
Roger Mack Hinson, M.D.	$550,000

The salary amount reflects Ms. Moore’s base salary, effective November 16, 2021 when Ms. Moore became an executive officer.

Annual Bonuses

The Company’s NEOs participate in an annual bonus program, which is administered under the shareholder-approved Mednax, Inc. Amended and Restated 2008 Incentive Compensation Plan (the “Plan”). The annual bonus is designed to recognize performance achievements primarily focused on our Company’s results of operations during its fiscal year.

The Compensation and Talent Committee uses guidelines and may apply either positive or negative discretion to adjust the bonuses based on the actual level of income from operations achieved, as well as other performance goals established for individual NEOs. In addition, the Compensation and Talent Committee uses a performance range at the target bonus level to minimize the variability of potential payouts.

Why We Use Adjusted Income From Operations

The Compensation and Talent Committee uses adjusted income from operations as its sole performance measure for annual bonuses. This measure is used to encourage our NEOs to focus on efficiently managing our business and to execute on our growth strategy. We strive to set financial targets that are both challenging and realistic.

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

2021 Annual Bonus Program

In response to shareholder feedback recommending that the Company consider the use of non-financial metrics as a component of its incentive compensation program, in 2021 the Company conducted a review of the use of non-financial metrics amongst its revised peer group. The Compensation and Talent Committee then introduced non-financial metrics into the executive annual performance bonus program. The Compensation and Talent Committee redesigned the annual performance bonus program to require the achievement of certain non-financial metrics in order to earn 20% of the target bonus amount. The remaining 80% of the target amount would be earned upon the achievement of certain Adjusted Income from Operations goals. The non-financial metrics are as follows: (i) create and successfully implement an ESG framework and platform, (ii) stabilize the operating platform, (iii) rationalize the cost structure, (iv) standardize clinical operations support functions, (v) profitable growth and further development of the capital allocation structure and (vi) optimize payor relationships.

In 2021, the financial component of the bonus guidelines was based on income from operations, adjusted to exclude transformational and restructuring related activities and the favorable impacts from the gain on sale of a corporate office building and the favorable impact from relief received from the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Consideration was also given to those factors that impacted previous year results (positively or negatively) but were not anticipated to impact 2021 results with the same magnitude, such as unfavorable COVID-19 volume impacts, favorable COVID-19 mitigation efforts as well as unfavorable unbudgeted legal expenses.

The 2021 guidelines were as follows:

Adjusted Income from Operations: Performance Goals*	% of Target Bonus Payout
Less than $165,099,000	0%
$165,099,000	25%
$168,043,000	50%
$170,843,000	75%
$173,643,000	90%
$176,443,000-$190,443,000	100%
$194,252,000	125%
$198,137,000	150%
$202,100,000	175%
$206,373,000	200%
Adjusted Income from Operations was $201,309,000.

Actual target bonus payout percentages increase proportionately between each percentage amount based on the Adjusted Income from Operations achieved by the Company.

*

Adjusted Income from Operations (“AIFO”) is defined as Income From Operations calculated in accordance with GAAP and was adjusted to exclude transformational and restructuring related activities and the favorable impacts from the gain on sale of a corporate office building and the favorable impact from relief received under the CARES Act.

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

2021 Annual Bonus Decisions

The Compensation and Talent Committee establishes each NEO’s maximum annual bonus opportunity as a percentage of base salary in effect at the end of the year. The target bonus opportunity for each NEO is equal to 50% of the NEO’s maximum bonus opportunity. In March 2021, the Compensation and Talent Committee established the AIFO performance goals set forth in the table above. Additionally, the Company’s 2021 AIFO was further adjusted by the Compensation and Talent Committee to exclude the favorable impacts from the gain on sale of a corporate building and the favorable impact from relief received from the CARES Act. Even after these adjustments, the Company’s AIFO results for 2021 significantly exceeded the Compensation and Talent Committee’s expectations. When evaluating bonus decisions for 2021, the Compensation and Talent Committee was mindful of the financial performance of the Company for 2021 compared to the relatively flat performance of the Company’s stock price over the same period. However, the Committee determined that the Company’s stock price over the latter portion of the year was likely affected by market pressures and not the Company’s performance. Accordingly, due to the Company’s performance significantly exceeding the AIFO target, the Compensation and Talent Committee approved an annual bonus for 2021 corresponding to a payment of 170% of the target bonus opportunity under the guidelines for the financial component of the annual bonus program. When combined with the 100% achievement on the non-financial component of the annual bonus program, the bonus earned equaled 156% of target. As a reminder and as suggested from previous shareholder feedback, 80% of the target was based on the financial performance measures and 20% of the target was based on non-financial measures.

Name	Maximum Annual Bonus as a % of Base Salary	Target Annual Bonus as a % of Base Salary	Actual Annual Bonus as a % of Target	Actual Bonus ($)
Mr. Ordan	300%	150%	156%	$2,340,000
Mr. Richards	200%	100%	156%	$780,000
Mr. Andreano	200%	100%	156%	$780,000
Mr. Pepia	150%	75%	156%	$497,250
Ms. Moore	N/A	N/A	N/A	$285,978
Dr. Hinson	200%	100%	156%	$858,000
*

Due to the timing of her appointment as an executive officer in late fall 2021, Ms. Moore’s target cash bonus was aligned with the 2021 corporate general and administrative bonus plan established for non-executive officers and was not a component of the annual cash bonus plan established for named executive officers in March 2021.

Equity-Based Awards

2021 Equity-Based Awards

The Compensation and Talent Committee approved the annual equity-based awards outlined below in February 2021 with a March 1, 2021 grant date for the then-current NEOs, Messrs. Ordan, Richards, Andreano, Pepia and Dr. Hinson. These equity-based awards were divided equally into performance share awards and time-based restricted stock awards.

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

50% of the equity-based awards for 2021 were granted in performance shares that:

Use two metrics:	Have rigorous performance goals:

Shares are earned based on the achievement of Adjusted EBITDA goals, which we believe drive shareholder value creation. We believe Adjusted EBITDA is a key driver of market capitalization value and is linked to shareholder returns.

A target award for each metric will be earned if Adjusted EBITDA equals or exceeds $205 million. NEOs may receive an above-target award only if Adjusted EBITDA exceeds $233 million. Additionally, the achievement of Adjusted EBITDA is subject to a funding gate for corporate general and administrative expenses, which may not exceed $250 million. These goals vary year-to-year, based on various factors that may have a direct impact on the results for the performance period, including the effects of volume and reimbursement-related factors and acquisition-related activities.

The approach described in the table above reflects the Compensation and Talent Committee’s desire to set rigorous performance goals in a highly volatile and uncertain environment, while also rewarding NEOs when the Company achieves these goals and delivers sustained results for our shareholders.

Why We Use Adjusted EBITDA

The Compensation and Talent Committee introduced the use of Adjusted EBITDA, a non-GAAP measure, as a performance measure for its equity-based awards beginning in 2019. In connection with its transformational and restructuring related initiatives previously discussed, beginning with the first quarter of 2019, we began to incur certain expenses that were project-based and periodic in nature. Accordingly, we began reporting Adjusted EBITDA from continuing operations, defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization, and transformational and restructuring related expenses. The Adjusted EBITDA measure is also intended to be further adjusted as necessary to exclude various non-ordinary course activities such as the favorable impact from the gain on sale of a corporate office building and loss on early extinguishment of debt in 2021. The Compensation and Talent Committee strives to set financial targets that are both challenging and realistic and believes this Adjusted EBITDA measure provides our shareholders with useful financial information to understand our underlying business trends and performance.

In setting financial performance goals for these performance share awards, the Compensation and Talent Committee received recommendations from management based on the Company’s strategic plan for the performance measurement period. The Compensation and Talent Committee, working with its independent compensation consultant and Company management, evaluated the impact of various drivers on revenue and Adjusted EBITDA in determining the 2021 grants.

The 2021 performance goals incorporate specific factors that were expected to have a direct impact on the results for this performance period, while remaining challenging to achieve. The targets for the 2021 performance period differ from the Company’s historical five-year averages because of volatility in the various drivers that impact results from year to year. Other drivers considered in setting the performance goals included, but were not necessarily limited to: acquisition-related activities, including size, type, timing and volume of acquisitions, organic growth initiatives, same-unit volume growth and malpractice expense, various expense-related initiatives and reimbursement-related factors, including payor mix. The Compensation and Talent Committee established

Adjusted EBITDA goals reflected the financial challenges and uncertain operating environment, particularly with regard to year-over-year changes in Adjusted EBITDA, that the Compensation and Talent Committee felt were still rigorous yet achievable. At the time the goals were approved, the Company’s internal forecast for the performance share measurement period projected a modest improvement in Adjusted EBITDA to 2020 due to uncertainty related to the effects of the COVID-19 Pandemic and impacts experienced in particular during the fourth quarter of 2020 with respect to payor mix. The Compensation and Talent Committee developed performance goals in light of these

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

forecasts, noting that it would be unlikely that an above-target award would be earned based on the financial forecasts at the time of the goal and in light of the significant uncertainties that remained in early 2021 when the 2021 performance goals were set. The Compensation and Talent Committee believes the performance targets used for Adjusted EBITDA were challenging to achieve in the current market with adequate rigor. Consideration was also given to those factors that impacted previous year results (positively or negatively) but were not anticipated to impact 2021 results.

The Compensation and Talent Committee believes the above approach used to establish financial performance goals for performance share awards results in goals that are challenging yet realistic and achievable, adequately rigorous and effective in continuing to motivate the executive team. Accordingly, the Committee believes the performance shares awarded appropriately align Company performance with executive compensation.

While this discussion of 2021 equity awards relates to performance targets for the 2021 performance period, we believe our approach to granting performance shares also creates long-term alignment, given that the value of the award realized by the NEOs will depend on the value of our stock when the shares vest over a multi-year period, with half of the performance shares vesting in the third year, as opposed to prior year grants where one-third of the performance shares vest in the third year. This change in the vesting schedule was made in response to shareholder feedback. As a result, we believe our NEOs are incentivized not only to execute the Company’s strategy but also to maintain discipline in its acquisition-related activities and processes in order to generate sustainable longer-term growth and increased shareholder value. We believe our approach also addresses our critical need to retain the highest-caliber executives — especially as the challenges in the healthcare sector grow increasingly more complex and competition for executive talent in the healthcare sector increases.

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The table below outlines the 2021 equity award program:

Equity Component	How It Works
Performance Share Awards (50%) Purpose: To have the percentage of shares earned vary with Company performance achievement compared to pre-established goals

• the performance share award is tied to Adjusted EBITDA results.

• Performance was measured over a one-year period from January 1, 2021 through December 31, 2021.

• If shares are earned during this initial measurement period, they will vest at the rate of one-quarter per year over the first two anniversaries of the grant date (March 1, 2022 and March 1, 2023) and one-half on the third anniversary of the grant date (March 1, 2024), subject to continued employment.

• Shares earned may vary from 0% to 150% of target based on achievement of Adjusted EBITDA results during the initial measurement period:

	Adjusted EBITDA Achieved*	Shares Earned
	Below $185,000,000	0%
	$185,000,000	25%
	$185,000,001 to $204,999,999	See Footnote (1) below
	$205,000,000 to $233,000,999	100%
	$233,000,001 to $253,000,000	See Footnote (1) below
	Over $253,000,000	150%

*  Adjusted to exclude the impacts from the closure or sale of other assets, business and other activities, as well as the impact of the following items that are not anticipated in the company’s fiscal budget: (i) contract issues, including material changes in reimbursement inconsistent with historical trends, including any impact related to surprise billing legislation and any unreasonable conduct of payors prompted by or related to this or similar legislation, (ii) legal settlements or judgments, (iii) the COVID-19 pandemic, and (iv) other one-time, material items outside of the ordinary course of business of Mednax and outside of the control of the Company’s executive management. None of these potential adjustments in (i) – (iv) above were used in the 2021 calculations.

(1)  Actual percentage of shares earned was determined by linear interpolation based on the actual growth rate achieved. In each case, any earned performance shares are subject to additional time-based vesting.

	• Any shares that were not earned by December 31, 2021 would have been forfeited.

Restricted Stock
Awards (50%)

Purpose: To encourage the retention of executives, while providing a continuing incentive to increase shareholder value since the realized value of the award will depend on the Company’s share price at the times an award vests

• Shares will vest at the rate of one-quarter per year over the first two anniversaries of the grant date (March 1, 2022 and March 1, 2023) and one-half on the third anniversary of the grant date (March 1, 2024) subject to continued employment.

Actual Performance and Shares Earned under the 2021 Performance Share Awards

For the period from January 1, 2021 to December 31, 2021, the Company’s Adjusted EBITDA, the metric on which the 2021 performance share awards were measured, was $265.5 million. The results corresponded to an award of 140% of the target performance share awards for Messrs. Ordan, Richards, Andreano, Pepia and Dr. Hinson and vest at the rate of one quarter per year over the first two anniversaries of the grant date (March 1, 2022 and March 1, 2023) and one-half on the third anniversary of the grant date (March 1, 2024). An adjustment was made to the equity Adjusted EBITDA results to exclude the favorable impact from relief funds received under the CARES Act, however, none of the other potential adjustments enumerated above in items (i) – (iv) under “How It Works” were used by the Committee in the 2021 calculations.

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Other Practices, Policies & Guidelines

Equity Grant Practices

The Compensation and Talent Committee determines the effective date of annual equity-based awards without regard to current or anticipated stock price levels. The Compensation and Talent Committee made the 2021 annual equity grant in March 2021 and may also make, and in the past has made, grants during the course of the year, primarily for new hires, promotions, to retain valued employees or to reward exceptional performance. These grants may be subject to performance conditions and/or time-based vesting, and are issued on the date of grant approval or upon a date certain following the grant approval date. The Compensation and Talent Committee does not plan to grant off-cycle awards to any executive officers of the Company unless it is part of their initial hiring process.

We follow equity grant procedures designed to promote the proper authorization, documentation and accounting for all equity grants. Pursuant to these procedures the Compensation and Talent Committee or the Board of Directors must formally approve all equity awards during an in person or telephonic meeting or by the unanimous written consent executed by all members of the Compensation and Talent Committee or the Board of Directors, as the case may be, it being understood that no equity award granted pursuant to any such written consent may have an effective date earlier than the date that all executed counterparts of such unanimous written consent are delivered to the General Counsel of the Company.

The grant-date fair value of our equity-based awards will be the closing sales price for a share of our common stock as reported on the New York Stock Exchange on the effective date of the grant as approved by the Compensation and Talent Committee or the Board of Directors, which date may not be prior to either the date such grant was approved or the commencement date of employment of the employee to whom the equity award is being made.

Our “insiders” can only buy or sell Company stock in accordance with our Insider Trading Policy, and our employees generally can only buy or sell Company stock in accordance with our Policy Statement on Inside Information and Insider Trading for All Employees.

NEOs are allowed to vote performance shares and restricted stock as a shareholder based on the number of shares held under restriction. Any dividends declared with respect to any performance share or restricted stock awards would be held until the awards vest, at which time the dividends would be paid to the NEOs. If performance shares or restricted stock are forfeited, the NEO’s rights to receive the dividends declared with respect to those shares would be forfeited as well. At present, the Company does not pay dividends and it has no current intention to do so in the future.

Clawback Policy

The Company has adopted a “clawback policy” that permits the Company to seek to recover certain amounts of incentive compensation, including both cash and equity, awarded to any executive officer (as defined in the Exchange Act) on or after the effective date of the policy, if payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of our financial statements due to misconduct, and if the executive officer engaged in improper conduct that materially contributed to the need for restatement, and a lower amount of incentive compensation would have been earned based on the restated financial results.

Stock Ownership and Retention Policy

The Compensation and Talent Committee believes that the Company’s Board of Directors and NEOs should maintain a material personal financial stake in the Company through the ownership of shares of the Company’s common stock to promote a long-term perspective in managing the enterprise and to align shareholder, Director and executive interests.

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Each of our NEOs are required to own shares of Mednax common stock with a value of not less than a specified multiple of his or her base salary. The policy also requires NEOs to retain 50% of net after-tax shares acquired during the year upon vesting (or exercise of stock options) unless his or her ownership level was satisfied as of the beginning of the year. These multiples were determined in accordance with current market practice. Each covered person is expected to meet the minimum share ownership value not later than the end of the third full calendar year following becoming subject to the policy.

The chart below shows the multiple of base salary ownership requirements and actual ownership levels as of December 31, 2021 for NEOs active as of December 31, 2021:

Name	Ownership Requirement	Ownership Level
Mr. Ordan	6x base salary	3.6x base salary
Mr. Richards	2x base salary	2.7x base salary
Mr. Andreano	2x base salary	5.4x base salary
Ms. Moore	2x base salary	0.9x base salary
Dr. Hinson	2x base salary	3.7x base salary

As the table above reflects, our NEOs hold a significant investment in Mednax, which is a strong reflection of our culture and aligns with our compensation philosophy.

Shares that count toward the ownership requirement are as follows:

•	Owned outright by the NEO or Director, or by spouse or dependent children;

•	Held in trust for economic benefit of the NEO or Director, or spouse or dependent children;

•	Held in the Mednax 401(k) plan or other Company-sponsored benefit plan; and

•	Restricted shares/units for which the underlying performance conditions have been met and only remain subject to time-based vesting requirements.

The Compensation and Talent Committee will evaluate NEO ownership levels annually and will review this policy from time to time and, following consultation with the Board of Directors, make modifications as necessary or appropriate.

Anti-Hedging and Anti-Pledging Policy

All Mednax Directors, management, financial and other insiders are prohibited from engaging in transactions in Mednax securities or derivatives of Mednax securities that might be considered hedging, such as selling short or buying or selling options. In addition, it is against the policy for such persons to hold securities in margin accounts or pledge Mednax securities as collateral for a loan, unless such person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Retirement and Deferred Compensation Plans

We maintain a Thrift and Profit Sharing Plan (the “401(k) Plan”), which is a 401(k) plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our discretionary matching contributions, and provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees to elect to contribute from 1% to 60% of their eligible compensation to an investment trust on a pre-tax and/or Roth after-tax basis, up to the maximum dollar amounts permitted by law. The 401(k) Plan also offers employees the option to voluntarily contribute additional funds on a non-deductible after-tax basis subject to certain limits. In 2021, the

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EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

maximum employee pre-tax and/or Roth elective contribution to the 401(k) Plan was $19,500, plus an additional $6,500 for employees who were at least 50 years old in 2021. In 2022, the maximum employee pre-tax and/or Roth elective contribution to the 401(k) Plan is $20,500. Eligible compensation generally means all wages, salaries and fees for services from the Company, up to a maximum specified amount permitted by law. Matching contributions under the 401(k) Plan are discretionary. For 2021, the Company matched 100% of the first 3% of eligible compensation that each eligible participant contributed to the 401(k) Plan on his or her behalf. The portion of an employee’s account under the 401(k) Plan that is attributable to matching contributions vests as follows: 30% after one year of service, 60% after two years of service, and 100% after three years of service. However, regardless of the number of years of service, an employee is fully vested in our matching contributions (and the earnings thereon) if the employee retires at age 65 or later, or terminates employment by reason of death or total and permanent disability. The 401(k) Plan provides for a variety of different investment options, in which the employee’s and the Company’s contributions are invested.

Although the Company maintains a non-qualified deferred compensation plan, none of the NEOs participate in that Plan.

The amounts of the Company’s matching contributions under the 401(k) Plan for 2021 for each of the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table.

Benefits and Perquisites

We provide our NEOs with certain benefits designed to protect them and their immediate families in the event of illness, disability, or death. We believe it is necessary to provide these benefits in order for us to be successful in attracting and retaining executives in a competitive marketplace, and to provide financial security in these circumstances. NEOs are eligible for health and welfare benefits available to similarly situated eligible Company employees during active employment under the same terms and conditions. These benefits include medical, dental, vision, short-term and long-term disability and group-term life insurance coverage.

Pursuant to the terms of their Employment Agreements or as otherwise provided by the Company’s policies, Messrs. Ordan, Richards, Andreano, Ms. Moore and Dr. Hinson are, entitled to 38 days paid time off each year and Mr. Pepia is entitled to 28 days paid time off each year for vacation, illness, injury, personal days and other similar purposes in accordance with our policies in effect from time to time. Any paid time off not used during a calendar year may be carried over to the next year to the extent permitted under those policies.

The Compensation and Talent Committee has reviewed our perquisites expenditures, and believes they continue to be an important element of the overall compensation package to retain current officers, and in fact command a higher perceived value than the actual cost.

Termination of Employment and Change in Control Agreements

As described in greater detail below, the Employment Agreements between the Company and each of the NEOs provide for the payment of certain compensation and benefits in the event of the termination of an executive’s employment, the amount of which varies depending upon the reason for such termination. The Compensation and Talent Committee has reviewed the essential terms of these termination provisions, and believes they are reasonable, appropriate, and generally consistent with market practice. In the case of Messrs. Ordan, Richards, Andreano, Ms. Moore and Dr. Hinson, their current Employment Agreements provide that if any amount payable to the executive would be subject to excise tax under Section 4999 of the Code, then the Company will reduce the payment to an amount equal to the largest portion of such payment that would result in no portion of such payment being subject to excise tax (unless such reduction would result in the executive receiving,

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on an after tax basis, an amount lower than the unreduced payment after taking into account all applicable federal, state and local employment taxes, income taxes and excise taxes, in which case the payment amount would not be reduced).

In certain situations pursuant to the terms of the award agreement or an executive’s Employment Agreement, the performance and service requirements may be waived and vesting accelerated.

Additionally, any unvested restricted stock is generally forfeited upon termination of the employment of the NEOs. The Employment Agreements with our NEOs provide, however, that their restricted stock may vest or continue to vest after termination of employment in certain circumstances. For a more detailed explanation of the employment agreement terms governing vesting of equity in various termination events, please see the section below entitled “Potential Payments upon Termination or Change in Control”.

Summary Compensation Table

The following table sets forth the 2021, 2020 and 2019 compensation for our principal executive officer, principal financial officer, and our other NEOs for the time they were deemed to be NEOs.

Name and Principal Position	Year	Salary		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Mark S. Ordan Chief Executive Officer	2021	$1,000,000		$3,500,021	—	$2,340,000	$8,948	(3)	$6,848,969
	2020	$471,014	(4)	$1,999,992	$3,000,006	$709,016	$258,654	(3)	$6,438,682
C. Marc Richards Executive Vice President and Chief Financial Officer	2021	$500,000		$1,400,004	—	$780,000	$8,948	(5)	$2,688,952
	2020	$157,197	(6)	$700,008	$944,087	$157,104	$8,612	(5)	$1,967,008
Dominic J. Andreano Executive Vice President, General Counsel and Secretary	2021	$500,000		$1,350,024	—	$780,000	$8,948	(7)	$2,638,972
	2020	$431,250	(8)	$1,700,025	$470,875	$500,000	$274,797	(7)	$3,376,947
	2019	$475,000		$1,050,025	—	$356,250	$8,648	(7)	$1,889,923
John C. Pepia Senior Vice President and Chief Accounting Officer (former Principal Accounting Officer)	2021	$425,000		$500,021	—	$497,250	$8,948	(9)	$1,431,219
	2020	$371,875	(10)	$500,001	—	$318,750	$108,780	(9)	$1,299,406
	2019	$406,183	(10)	$1,500,026	—	$159,375	$8,648	(9)	$2,074,232
Mary Ann E. Moore Executive Vice President, Enterprise Risk and Legal Operations Officer	2021	$364,938	(11)	$200,018	—	$285,978	$8,948	(12)	$859,882
Roger Mack Hinson, M.D. President, Pediatrix and Obstetrix Medical Group(13)	2021	$550,000		$1,500,013	—	$858,000	$8,948	(14)	$2,916,961
	2020	$432,833	(15)	$965,023	$706,565	$550,000	$258,798	(14)	$2,913,219
(1)

Stock awards consist of performance-based restricted stock awards and time-based restricted stock awards. The amounts in this column reflect the grant-date fair value of the awards, calculated in accordance with the accounting guidance for equity-based compensation, but excluding the impact of estimated forfeitures. The amounts included for any performance-based restricted stock awards are calculated based on the most probable outcome of the performance conditions for such awards on the grant date. See the Grants of Plan-Based Awards in 2021 table for information on restricted stock awards granted in 2021. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 16, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in the Annual Report on Form 10-K.

(2)

Option awards consist of performance-based non-qualified stock option awards. The amounts in this column reflect the grant-date fair value of the awards, calculated in accordance with the accounting guidance for equity-based compensation, but excluding the impact of estimated forfeitures.

(3)

Reflects additional compensation of $8,700 and $8,550 for a 401(k) thrift and profit sharing matching contribution for 2021 and 2020, respectively, and costs incurred by Mednax of $248 and $104 for term life insurance coverage in 2021 and 2020, respectively. For 2020, additional compensation also includes $250,000 for the development of a strategic plan within 90 days of joining the Company.

(4)	The salary amount provided represents actual paid salary for 2020. Mr. Ordan joined the Company effective July 12, 2020.

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(5)

Reflects additional compensation of $8,700 and $8,550 for 401(k) thrift and profit sharing matching contributions in 2021 and 2020, respectively, and costs incurred by Mednax of $248 and $62 for term life insurance coverage in 2021 and 2020, respectively.

(6)	The salary amount provided represents actual paid salary for 2020. Mr. Richards joined the Company effective September 8, 2020.
(7)

Reflects additional compensation of $8,700, $8,550 and $8,400 for 401(k) thrift and profit sharing matching contributions in 2021, 2020 and 2019, respectively, and costs incurred by Mednax of $248, $238 and $248, respectively, for term life insurance coverage in 2021, 2020 and 2019, respectively. For 2020, additional compensation also includes $250,000 for a discretionary bonus and $16,009 for Mr. Andreano’s share of personal travel on an aircraft which Mednax previously leased.

(8)

The salary amount provided represents actual paid salary for 2020. For 2020, Mr. Andreano received an increase in base salary effective April 1, 2020 and had a 50% reduction in base salary from April 2020 through June 2020 related to COVID-19 mitigation efforts.

(9)

Reflects additional compensation of $8,700, $8,550 and $8,400 for 401(k) thrift and profit sharing matching contributions for 2021, 2020 and 2019, respectively, and costs incurred by Mednax of $248, $230 and $248, respectively, for term life insurance coverage in 2021, 2020 and 2019, respectively. For 2020, additional compensation also includes $100,000 for a discretionary bonus.

(10)

The salary amount provided represents actual paid salary for 2020 and 2019, respectively. For 2020, Mr. Pepia had a 50% reduction in base salary from April 2020 through June 2020 related to COVID-19 mitigation efforts. For 2019, Mr. Pepia received an increase in base salary effective May 16, 2019.

(11)	The salary amount provided represents actual paid salary for 2021. For 2021, Ms. Moore received increases in base salary effective March 1, 2021 and November 16, 2021.
(12)	Reflects additional compensation of $8,700 for 401(k) thrift and profit sharing matching contribution and costs incurred by Mednax of $248 for term life insurance coverage.
(13)	Dr. Hinson will no longer be serving as an officer of Mednax, effective June 1, 2022.
(14)

Reflects additional compensation of $8,700 and $8,550 for a 401(k) thrift and profit sharing matching contribution in 2021 and 2020, respectively, and costs incurred by Mednax of $248 for term life insurance coverage in 2021 and 2020. For 2020, additional compensation also includes $250,000 for a discretionary bonus.

(15)

The salary amount provided represents actual paid salary for 2020, reflecting a 30% reduction in base salary from April 2020 through June 2020 related to COVID-19 mitigation efforts and an increase in base salary effective October 1, 2020.

Mednax, Inc.	46	2022 Proxy Statement

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Grants of Plan-Based Awards in 2021

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Shares)(2)			All Other Stock Awards (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant- Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark S. Ordan
Annual cash incentive		N/A	$1,500,000	$3,000,000
Performance share award	3/01/21				0	71,429	107,144				$1,750,011
Restricted stock award	3/01/21							71,429			$1,750,011
C. Marc Richards
Annual cash incentive		N/A	$500,000	$1,000,000
Performance share award	3/01/21				0	28,571	42,857				$699,990
Restricted stock award	3/01/21							28,572			$700,014
Dominic J. Andreano
Annual cash incentive		N/A	$500,000	$1,000,000
Performance share award	3/01/21				0	27,551	41,327				$675,000
Restricted stock award	3/01/21							27,552			$675,024
John C. Pepia
Annual cash incentive		N/A	$318,750	$637,500
Performance share award	3/01/21				0	10,204	15,306				$249,998
Restricted stock award	3/01/21							10,205			$250,023
Mary Ann E. Moore		N/A	$196,548	N/A
Restricted stock award	3/01/21							8,164			$200,018
Roger Mack Hinson, M.D.
Annual cash incentive		N/A	$550,000	$1,100,000
Performance share award	3/01/21				0	30,612	45,918				$749,994
Nonqualified options award	3/01/21							30,613			$750,019
(1)

These columns reflect the range of payouts for 2021 annual cash bonuses under the Plan. Ms. Moore’s target cash bonus was aligned with the corporate general and administrative bonus plan and was not a component of the annual cash bonus plan established for named executive officers in March 2021. Amounts actually earned in 2021 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For a more detailed description of the annual cash awards, see the section entitled “Annual Bonuses” in CD&A.

(2)

Represents performance share awards granted under the Plan, for which shares earned had the ability to vary from 0% to 150% of target based on achievement of specified levels of Adjusted EBITDA during the measurement period. Award amounts were divided equally into performance share awards (50%) and time-based restricted stock (50%). Performance was measured over a one-year period from January 1, 2021 through December 31, 2021, and it was determined that the shares were earned at 140% of target. The shares earned vest 25% on March 1, 2022, 25% on March 1, 2023 and 50% on March 1, 2024, subject to continued employment. Had there been a Change in Control (as defined in the Plan) during 2021, the performance metrics would have automatically been deemed to have been met at least the 100% level. Any shares not earned by December 31, 2021 would have been forfeited. For a more detailed description of our performance share awards and equity-based award granting policies, see the section entitled “2021 Equity-Based Awards” in CD&A.

(3)

Represents the time-based restricted stock awards granted under the Plan. The restricted stock awards vest 25% on March, 1, 2022, 25% on March 1, 2023 and 50% on March 1, 2024. For a more detailed description of our restricted stock and equity-based award granting policies, see the section entitled “2021 Equity-Based Awards” in CD&A.

(4)

The grant-date fair value of the performance share awards (based on the probable outcome of such conditions) and restricted stock awards is determined pursuant to the accounting guidance for equity-based compensation, and represents the total amount that is expected to be expensed in our financial statements over the relevant vesting periods. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 16, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in the Annual Report on Form 10-K.

2022 Proxy Statement	47	Mednax, Inc.

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Outstanding Equity Awards at 2021 Fiscal Year-End

Name	Option Awards			Stock Awards
	Number of Securities Underlying Options Exercisable(1)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested(2)
Mark S. Ordan	455,331	$17.65	10/11/2023	171,429	(3)	$4,664,583
C. Marc Richards	192,400	$16.14	12/26/2023	68,572	(3)	$1,865,844
Dominic J. Andreano	96,000	$16.14	12/26/2023	21,686	(4)	$590,076
				66,124	(3)	$1,799,234
John C. Pepia				2,418	(5)	$65,794
				25,345	(6)	$689,637
				12,331	(7)	$335,527
				24,491	(3)	$666,400
Mary Ann E. Moore				1,124	(5)	$30,584
				4,933	(7)	$134,227
				8,164	(3)	$222,142
Roger Mack Hinson, M.D.	144,000	$16.14	12/26/2023	1,934	(5)	$52,624
				10,852	(7)	$295,283
				32,528	(4)	$885,087
				73,471	(3)	$1,999,146
(1)

The vesting of the performance nonqualified stock option awards is contingent upon the satisfaction of one year of continuous service and the achievement of various stock price hurdles before the third anniversary of the grant date, which were achieved in 2021.

(2)	Based on a stock price of $27.21, which was the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2021.
(3)	These performance share awards and restricted stock awards vest 25% on March 1, 2022, 25% on March 1, 2023 and 50% on March 1, 2024.
(4)	These restricted stock awards vest in two equal increments on each of September 26, 2022 and September 26, 2023.
(5)	These performance share awards and restricted stock awards vested on March 1, 2022.
(6)	These restricted stock awards vest on June 1, 2022.
(7)	These restricted stock awards vest in two equal increments on each of March 1, 2022 and March 1, 2023.

Option Exercises and Stock Vested in Fiscal Year 2021

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired Upon Exercise	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(3)
Mark S. Ordan	95,000	$1,656,620	—	—
John C. Pepia	—	—	35,311	$1,054,002
Mary Ann E. Moore	—	—	4,305	$105,171
Roger Mack Hinson, M.D.	—	—	15,628	$381,792
(1)	These columns reflect performance shares and restricted stock previously awarded to the NEO that vested during 2021.
(2)	Calculated based on the sales price received by the NEO upon the sale of the shares of our common stock acquired upon the exercise of such stock options, less the exercise price of such options.
(3)	Calculated based on the closing price of a share of our common stock on the New York Stock Exchange on the vesting date.

Mednax, Inc.	48	2022 Proxy Statement

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Potential Payments Upon Termination or Change in Control

The Employment Agreements between the Company and each of the NEOs provide for the payment of certain compensation and benefits in the event of the termination of an executive’s employment, the amount of which varies depending upon the reason for such termination. Those provisions are summarized below. Effective June 1, 2022, Dr. Hinson will be departing from his position as President, Pediatrix and Obstetrix Medical Group; Dr. Hinson’s termination was by the Company without Cause, as that term was defined in his Amended and Restated Employment Agreement. The termination of Dr. Hinson and the severance and other termination benefits paid to him will be in accordance with his Amended and Restated Employment Agreement, and the Company intends to enter into a Consulting Agreement with Dr. Hinson, pursuant to which Dr. Hinson will continue to serve as an advisor to the Company.

Termination by Company for Cause. In the event that Messrs. Ordan’s, Richards’, Andreano’s, or Pepia’s, or Ms. Moore’s employment with the Company is terminated by the Company for Cause (as defined in each executive’s respective Employment Agreement with the Company), then the Company will pay the executive his or her base salary through the termination date at the rate in effect at the termination date and reimburse the executive for any reasonable business expenses incurred through the date of termination.

Termination by Executive due to Poor Health or due to Executive’s Death. In the event that Mr. Pepia terminates his employment due to his health becoming impaired to any extent that makes the continued performance of his duties hazardous to the executive’s physical or mental health or life (“Poor Health”), or his employment terminates because of his death, then the Company will pay to the executive (or his estate) his base salary to the termination date, pay a pro rata portion of the bonus that Mr. Pepia would have received had his employment not terminated (as determined in accordance with the Employment Agreement) and reimburse the executive for any reasonable business expenses incurred through the date of termination. In addition, if Mr. Pepia terminates his employment due to Poor Health, he will receive any disability payments otherwise payable under any plans provided by the Company.

In the event Messrs. Ordan’s, Richards’, Andreano’s or Ms. Moore’s employment terminates because of his or her death, then the Company will pay to the executive (or his or her estate) his or her base salary to the termination date, a pro rata portion of the bonus that the executive would have received had his or her employment not terminated (as determined in accordance with the Employment Agreement) and reimburse the executive for any reasonable business expenses incurred, as well as any other accrued employee benefits, through the date of termination. In addition, the time-based portion of the equity awards granted to each executive will immediately become fully vested, non-forfeitable and, if applicable, exercisable, and all performance-based shares awards will remain outstanding and will vest based upon actual performance determined at the end of the applicable performance period.

Termination due to Disability. If the Company terminates the employment of Messrs. Ordan, Richards, Andreano, or Ms. Moore by reason of his or her Disability (as defined in accordance with such executive’s respective Employment Agreement), then the Company will continue to pay the executive’s base salary for a period of 90 days after the termination date and pay the executive a pro rata portion of the bonus calculated at target that the executive would have received for the year in which his or her employment terminates, and the time-based portion of the equity awards granted to such executive will immediately become fully vested, non-forfeitable and, if applicable, exercisable, and all performance-based shares awards will remain outstanding and will vest based upon actual performance determined at the end of the applicable performance period. If the Company terminates the employment of Mr. Pepia by reason of his Disability (as defined in accordance with his Employment Agreement), then the Company will continue to pay 50% of his base salary for a period of six months after the termination date, and the actual performance bonus, on a pro rata basis, that would have been payable to Mr. Pepia for the fiscal year had he not been terminated.

2022 Proxy Statement	49	Mednax, Inc.

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Termination by Company without Cause or by Executive for Good Reason or due to Change in Control. If the Company terminates the employment of Mr. Ordan without Cause or if Mr. Ordan terminates his own employment for Good Reason (each as defined in Mr. Ordan’s Employment Agreement), then the Company will (a) pay his base salary through the termination date plus any reimbursement owed to him for any reasonable business expenses incurred, as well as any other accrued employee benefits, through the date of termination, (b) within 60 days of the termination date and on the first anniversary of the termination date, pay Mr. Ordan a lump sum payment equal to Mr. Ordan’s annual base salary, (c) continue to pay Mr. Ordan’s health, medical, hospitalization and other similar health insurance costs for a period of 24 months after the termination date, (d) within 60 days of the termination date and on the first anniversary of the termination date, pay Mr. Ordan an amount equal to the greater of (i) his “average annual performance bonus” or (ii) his target performance bonus amount, and (e) pay Mr. Ordan a pro rata portion of his target bonus amount he would have received for the year in which his employment terminates. If the Company terminates the employment of Messrs. Richards, Andreano, Ms. Moore or Dr. Hinson without Cause (which occurred in the case of Dr. Hinson to be effective June 1, 2022) or if the executive terminates his or her employment for Good Reason (each as defined in the executive’s Employment Agreement), then the Company will (a) pay that executive’s base salary through the termination date plus any reimbursement owed to that executive for any reasonable business expenses, as well as any other accrued employee benefits, incurred through the date of termination, (b) continue to pay the executive’s base salary and health, medical, hospitalization and other similar health insurance costs for a period of 24 months after the termination date, (c) pay the executive an amount equal to the greater of 1.5 times his or her “average annual performance bonus” or 1.5 times his or her target bonus amount, and (d) pay the executive a pro rata portion of the target bonus he would have received for the year in which his employment terminates.

If Mr. Pepia terminates his employment for Good Reason (including a Change in Control Good Reason, as defined in his Employment Agreement), then the Company will (a) pay his base salary through the termination date plus any reimbursement owed to him for any reasonable business expenses incurred through the date of termination, (b) continue to pay his base salary for a period of 12 months after the termination date, (c) pay him a pro rata portion of the performance bonus he would have received for the year in which his employment terminates, and (d) pay him an amount equal to the greater of his “average annual performance bonus” or his bonus for the year immediately preceding his termination. If the Company terminates the employment of Mr. Pepia without Cause (as defined in his Employment Agreement), then the Company will (a) pay his base salary through the termination date plus any reimbursement owed to him for any reasonable business expenses incurred through the date of termination, (b) continue to pay his base salary for a period of 12 months after the termination date, (c) pay him a pro rata portion of the performance bonus he would have received for the year in which his employment terminates, and (d) within 30 days of the first anniversary of the termination date, pay him an amount equal to the greater of his “average annual performance bonus” or his bonus for the year immediately preceding his termination.

In the event Mr. Ordan’s employment is terminated in connection with a Change in Control (as defined in his Employment Agreement) of the Company that is not a “change in control” for purposes of Section 409A of the Internal Revenue Code, then the Company will (a) pay Mr. Ordan’s base salary through the termination date plus any reimbursement owed for any reasonable business expenses, as well as any other accrued employee benefits, incurred through the date of termination, (b) within 60 days of the termination date and on the first anniversary of the termination date, the Company will pay Mr. Ordan a lump sum payment equal to 18 months of Mr. Ordan’s annual base salary, (c) within 60 days of the termination date and on the first anniversary of the termination date, pay Mr. Ordan an amount equal to the greater of (i) 1.5 times Mr. Ordan’s average annual performance bonus or (ii) 1.5 times Mr. Ordan’s target performance bonus amount, (d) pay Mr. Ordan a pro rata portion of his target bonus amount he would have received for the year in which his employment terminates, and (e) continue to pay Mr. Ordan’s health, medical, hospitalization and other similar health insurance costs for a period of 18 months after the termination date. In the event Mr. Ordan is terminated on or after a Change in Control that is a “change of control” for purposes of

Mednax, Inc.	50	2022 Proxy Statement

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Section 409A of the Internal Revenue Code, Mr. Ordan will receive the following severance payments: (a) a lump sum payment within 60 days of termination equal to 36 months of his base salary, (b) a pro rata portion of the performance bonus he would have received for the year in which his employment terminates, (c) a lump sum payment within 60 days of termination of an amount equal to the greater of three times Mr. Ordan’s average annual performance bonus or three times his target Performance Bonus amount and (d) continue to pay Mr. Ordan’s health, medical, hospitalization and other similar health insurance costs for a period of 36 months after the termination date.

Termination by Executive. Each of Messrs. Ordan, Richards, Andreano, Pepia and Ms. Moore may terminate his or her employment, other than for Good Reason or due to a Change in Control, upon 90 days’ notice (60 days in the case of Mr. Ordan) to the Company. In such event, the Company will continue to pay the executive his or her base salary through the termination date. If the Company specifies a termination date for the employment of any of the NEOs that is less than 90 days after the Company’s receipt of written notice of such termination from the executive, then the Company will continue to pay to the executive his or her base salary for a period ending on such 90th day. In the case of Mr. Andreano, in the event that he provides notice of termination without Good Reason within 90 days prior to the second anniversary of the effective date of the Employment Agreement, Mr. Andreano will be eligible to receive the same benefits as he would in the case of a termination by Company without Cause.

Continuation of Group Health Coverage. The Employment Agreement for Messrs. Ordan, Richards, Andreano, Pepia, Ms. Moore and Dr. Hinson also provides for the continuation in any self-insured, group health plan sponsored by the Company as if the executive were still an employee of the Company during any severance period or transition period. If Mr. Ordan’s employment is terminated due to Disability or death, without Cause, with Good Reason, or in connection with a Change in Control, Mr. Ordan may continue on the Company’s group medical plan until he is eligible for Medicare benefits provided that he timely elects COBRA coverage, such continuation is permitted under the terms of the applicable group health and, except as otherwise provided in the Employment Agreement, Mr. Ordan pays the full cost (at applicable COBRA rates) of such benefits continuation.

Vesting of Equity Awards. In the event Mr. Ordan’s employment terminates due to disability or death, by the Company without Cause, or by Mr. Ordan for Good Reason, the time-based portion of the equity awards granted to Mr. Ordan will immediately become fully vested, non-forfeitable and, if applicable, exercisable, and all performance based share awards will remain outstanding and will vest based upon actual performance determined at the end of the applicable performance period. In the event Mr. Ordan’s employment terminates in connection with a Change of Control, the time-based portion of the equity awards granted to Mr. Ordan will immediately become fully vested, non-forfeitable and, if applicable, exercisable and, with respect to performance based share awards, if the applicable performance condition has been met at the time of the Change in Control, any such equity award that is assumed or converted will immediately become fully vested, non-forfeitable and, if applicable, exercisable upon termination of employment except if Mr. Ordan is terminated for Cause.

Further, in the event Messrs. Richards, Andreano or Ms. Moore’s employment is terminated due to Disability or death, any time-based equity awards granted to the executive prior to termination of his or her employment will immediately become fully vested, non-forfeitable and, if applicable, exercisable, and all performance-based shares awards will remain outstanding and vest based upon actual performance determined at the end of the applicable performance period. In addition, in the event of a Change of Control, (i) all time-based equity awards granted to Messrs. Richards, Andreano or Ms. Moore will immediately become fully vested, non-forfeitable and, if applicable, exercisable and (ii) all performance-based equity awards granted to such executives for which the applicable performance condition has been met at the time of such Change in Control will immediately become fully vested, non-forfeitable and, if applicable, exercisable.

2022 Proxy Statement	51	Mednax, Inc.

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

In the event that, at any time following a Change in Control, Mr. Pepia’s employment is terminated by the Company without Cause or by the executive for Good Reason, provided that termination by Mr. Pepia for Good Reason related to a diminution in duties following a Change in Control must occur within the 12-month period following a Change in Control, any unvested stock options, unvested restricted stock, unvested stock appreciation rights and other unvested incentive compensation awards, held by Mr. Pepia will automatically vest and, in the case of stock options, become immediately exercisable as of the effective date of such termination.

Payments of Unused Leave Time. In accordance with the Company’s paid time off policies, an executive officer will be paid any earned but unused paid time off upon termination. This payment will occur in all termination events. In addition to the leave time that the executive accrues in any year, such executive may carry forward 10 days of leave time from the prior year; therefore, the maximum payout upon termination for each executive would be the value of such executive’s contracted annual leave time plus 10 carry-over days.

Restrictive Covenants. Pursuant to his or her Employment Agreement, each executive officer is subject to certain restrictive covenants that survive termination of employment, such as 18 or 24-month non-solicitation and non-competition restrictive covenants, a customary confidentiality agreement surviving the term of the Employment Agreement and a 10-year non-disparagement restrictive covenant. If the executive fails to comply with any of those restrictive covenants, the executive will not be entitled to receive any further payments or benefits as a result of the termination of the executive’s employment (other than base salary through the date of termination and reimbursement of any reasonable business expenses incurred through the date of termination). In addition, the Company then will have the right to terminate without advance notice any future payments and benefits of every kind that otherwise would be due to the executive on account of termination of the executive’s employment.

The following table illustrates the payments and benefits that each of Messrs. Ordan, Richards, Andreano and Pepia, Ms. Moore and Dr. Hinson would have received under his or her Employment Agreement if his or her employment with the Company had terminated for any of the reasons described above on December 31, 2021. The amounts presented in the table reflect compensation (including equity ownership) at such year end, are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by the NEOs, or that will be received by Dr. Hinson pursuant to his termination without cause effective June 1, 2022, which amounts would only be known at the time that employment actually terminates.

Mednax, Inc.	52	2022 Proxy Statement

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

		TRIGGERING EVENT

Executive	Compensation Components	Change in Control	By Executive without Good Reason	By Company for Cause	By Company without Cause	By Executive for Good Reason	By the Company by Reason of Executive’s Disability	By Executive Due to Poor Health or Due to Executive’s Death
Mark S. Ordan	Cash Severance(1)	$9,840,000	$—	$—	$7,340,000	$7,340,000	$2,340,000	$2,340,000
	Long-term Incentives(2)	4,681,726	—	—	4,681,726	4,681,726	4,681,726	4,681,726
	Total Benefit to Employee	$14,521,726	$—	$—	$12,021,726	$12,021,726	$7,021,726	$7,021,726
C. Marc Richards	Cash Severance(3)	$—	$—	$—	$2,530,000	$2,530,000	$780,000	$780,000
	Long-term Incentives(2)	1,872,701	—	—	—	—	1,872,701	1,872,701
	Total Benefit to Employee	$1,872,701	$—	$—	$2,530,000	$2,530,000	$2,652,701	$2,652,701
Dominic J. Andreano	Cash Severance(3)	$—	$2,530,000	$—	$2,530,000	$2,530,000	$780,000	$780,000
	Long-term Incentives(2)	2,398,091	—	—	—	—	2,398,091	2,398,091
	Total Benefit to Employee	$2,398,091	$2,530,000	$—	$2,530,000	$2,530,000	$3,178,091	$3,178,091
John C. Pepia	Cash Severance(4)	$—	$—	$—	$1,419,500	$1,419,500	$603,500	$497,250
	Long-term Incentives(2)	1,763,816	—	—	—	—	—	—
	Total Benefit to Employee	$1,763,816	$—	$—	$1,419,500	$1,419,500	$603,500	$497,250
Mary Ann E. Moore	Cash Severance(3)(5)	$—	$—	$—	$1,614,103	$1,614,103	$285,978	$285,978
	Long-Term Incentives(2)(5)	388,376	—	—	—	—	388,376	388,376
	Total Benefit to Employee	$388,376	$—	$—	$1,614,103	$1,614,103	$674,354	$674,354
Roger Mack Hinson, M.D.	Cash Severance(3)	$—	$—	$—	$2,783,000	$2,783,000	$858,000	$858,000
	Long-Term Incentives(2)	3,244,018	—	—	—	—	3,244,018	3,244,018
	Total Benefit to Employee	$3,244,018	$—	$—	$2,783,000	$2,783,000	$4,102,018	$4,102,018
(1)

Cash severance includes: in all cases, continuation of base salary through the termination date and any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, plus (i) in the case of a Change in Control that meets the definition for purposes of 409A (a) within 60 days of the termination date, a payment equal to 36 months’ base salary, (b) the actual performance bonus, on a pro rata basis, that would have been payable to Mr. Ordan for the fiscal year if Mr. Ordan had not been terminated, (c) within 60 days of the termination date, a payment equal to the greater of three times Mr. Ordan’s average annual performance bonus and target performance bonus; in the case of a Change in Control that does not meet the definition for purposes of 409A (a) within 60 days and on the first anniversary of the termination date, a payment equal to 18 months’ base salary, (b) the actual performance bonus, on a pro rata basis, that would have been payable to Mr. Ordan for the fiscal year if Mr. Ordan had not been terminated, (c) within 60 days and on the first anniversary of the termination date, a payment equal to the greater of one and one half times Mr. Ordan’s average annual performance bonus and one and a half times Mr. Ordan’s target performance bonus; (ii) in the case of a termination by the Company without Cause or by Mr. Ordan for Good Reason, (a) within 60 days of the termination date and on the first anniversary of the termination date, an amount equal to Mr. Ordan’s base salary, (b) within 60 days of the termination date and on the first anniversary of the termination date, the greater of Mr. Ordan’s average annual performance bonus and his target bonus, and (c) the actual performance bonus, on a pro rata basis, that would have been payable to Mr. Ordan for the fiscal year if Mr. Ordan had not been terminated, (iii) in the case of termination by the Company on account of Mr. Ordan’s Disability or Death, the actual performance bonus, on a pro rata basis, that would have been payable to Mr. Ordan for the fiscal year if Mr. Ordan had not been terminated, plus, in the case of Mr. Ordan’s Disability, his base salary for 90 days post-termination.

(2)

This amount reflects the value of the executive’s unvested restricted stock as of December 31, 2021 that would vest if a specified termination event had occurred on December 31, 2021. In the case of a Change in Control, the vesting of such unvested restricted stock is immediate whether or not the executive’s employment is terminated other than for Mr. Pepia whose unvested restricted stock would vest upon termination within 12 months of a Change in Control.

(3)

Cash severance includes: in all cases, continuation of base salary through the termination date and any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, plus (i) in the case of termination by the Company without Cause or by the executive for Good Reason, (a) continuation of base salary for 24 months after the termination date, (b) the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated, and (c) an amount equal to one and a half times the greater of the executive’s “average annual performance bonus” and the executive’s target bonus, (ii) in the case of termination by the Company on account of the executive’s Disability or death, the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated, and in the case of a Disability, the executives’ base salary for 90 days post-termination. In the case of Mr. Andreano, if the executive terminates his employment without Good Reason within 90 days prior to September 27, 2022, he is eligible to receive the same benefits as a termination by the Company without Cause.

2022 Proxy Statement	53	Mednax, Inc.

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

(4)

Cash severance includes: in all cases, continuation of base salary through the termination date and any reimbursement owed to Mr. Pepia for any reasonable business expenses incurred through the date of termination, plus (i) in the case of termination by the Company without Cause or by Mr. Pepia for Good Reason, (a) continuation of base salary for 12 months after the termination date, (c) the actual performance bonus, on a pro rata basis, that would have been payable to Mr. Pepia for the fiscal year if he had not been terminated, and (d) the greater of the executive’s “average annual performance bonus” and his prior year’s performance bonus, on a pro rata basis, that would have been payable to Mr. Pepia for the fiscal year if the executive had not been terminated, (ii) in the case of termination by the Company on account of the executive’s Disability, continuation of base salary for a period of six months at 50% of his base salary after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to Mr. Pepia for the fiscal year if he had not been terminated, and (iii) in the case of termination by the executive due to the executive’s Poor Health or death, the actual performance bonus, on a pro rata basis, that would have been payable to the executive for the fiscal year if the executive had not been terminated.

(5)	Payments and benefits to Ms. Moore reflect the terms of her Amended and Restated Employment Agreement, effective as of February 15, 2022 as if such agreement was in effect as of December 31, 2022.

Mednax, Inc.	54	2022 Proxy Statement

Chief Executive Officer Pay Ratio

Our aggregate compensation paid to Mr. Ordan for 2021 was $6,848,969, based on amounts reflected in the Summary Compensation Table included in this Proxy Statement. For 2021, we used the same median employee that was identified in 2020 since there has been no material change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Our median employee’s annual total compensation for 2021 was $114,440.As a result, we estimate that our CEO’s 2021 annualized total compensation was approximately 60 times that of our median employee.

2022 Proxy Statement	55	Mednax, Inc.

Director Compensation

In January 2021, the Compensation and Talent Committee’s independent consultant, Compensation Strategies, Inc., conducted a survey of the Company’s new peer group in the area of Board compensation. Compensation Strategies, Inc. recommended that certain features of the Board’s compensation program should be changed to, among other things, slightly increase the Board’s compensation in order to bring such compensation to the 50th percentile of that of its peers, eliminate meeting fees, and reduce the vesting requirement of the Board’s annual restricted stock grant to one year to reflect the Directors’ term of service. In February 2021, the Board reviewed the results of the peer study and Compensation Strategies’ proposal for changes to the Company’s executive pay program, and the Board adopted the revised director compensation program described below, which became effective following the Company’s 2021 Annual Shareholders’ Meeting in May 2021.

The non-employee Directors receive the following compensation for their service: (i) an annual retainer fee of $80,000, payable quarterly, (ii) an additional annual retainer fee of $80,000, payable quarterly, for the Chair of the Board, (iii) an additional annual retainer fee of $25,000, payable quarterly, for the Lead Independent Director for periods of service as Lead Independent Director, (iv) an additional annual retainer fee of $22,500, payable quarterly, for the chair of the Audit Committee, and (v) an additional annual retainer fee of $15,000, payable quarterly, for the for the Chair of the Compensation and Talent Committee, (vi) an additional annual retainer fee of $12,500, payable quarterly, for the Chair of the Nominating and Corporate Governance Committee, and (vii) an additional annual retainer fee of $10,000, payable quarterly, for the Chair of the Medical Science and Technical Committee. In addition, each year, each non-employee Director is granted restricted stock with a grant date fair value of $150,000, vesting on the first anniversary of the award, on the date of such non-employee Director’s election at the Company’s annual meeting of shareholders.

We provide grants of equity to our Directors because we believe that it helps foster a long-term perspective and aligns our Directors’ interests with that of our shareholders. All non-management members of our Board of Directors are required to own Mednax common stock worth three times their annual base cash retainer fee. Mednax also reimburses all of its Directors for out-of-pocket expenses incurred in connection with the rendering of services as a Director.

The following table includes all non-employee Directors who served in 2021. Mr. Ordan, our Chief Executive Officer, did not earn additional income for his service as a Director in 2021.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Karey D. Barker	$77,280	$150,018	$227,298
Waldemar A. Carlo, M.D.	$87,280	$150,018	$237,298
Paul G. Gabos	$98,874	$150,018	$248,892
Manuel Kadre	$97,940	$150,018	$247,958
Thomas A. McEachin	$77,280	$150,018	$227,298
Roger J. Medel, M.D(3)	$50,989	$150,018	$201,007
Michael A. Rucker	$77,280	$150,018	$227,298
Guy P. Sansone	$146,401	$150,018	$296,419
John M. Starcher, Jr.	$77,280	$150,018	$227,298
Shirley A. Weis	$90,467	$150,018	$240,485
(1)	This column reports the amount of cash compensation earned in 2021 for Board and committee service.
(2)

The amounts in this column reflect the grant-date fair value of the restricted stock awards, calculated in accordance with the accounting guidance for equity-based compensation, but excluding the impact of estimated forfeitures. The following Directors had outstanding option and restricted stock awards, respectively, at the end of fiscal year 2021: Ms. Barker (-0- and 9,262), Dr. Carlo (-0- and 9,262), Mr. Gabos (-0- and 9,262), Mr. Kadre (-0- and 9,262), Mr. McEachin (-0- and 12,439), Dr. Medel

Mednax, Inc.	56	2022 Proxy Statement

DIRECTOR COMPENSATION

(-0- and 4,885), Mr. Rucker (-0- and 10,477), Mr. Sansone (-0- and 12,439), Mr. Starcher (-0- and 12,439), and Ms. Weis (-0- and 12,439). For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 16, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 17, 2022.
(3)	Represents fees earned by Dr. Medel as a non-employee Director beginning on May 12, 2021.

2022 Proxy Statement	57	Mednax, Inc.

Share Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of common stock of Mednax as of March 14, 2022, for the following:

•	Each person known to us to be a beneficial owner of more than 5% of our outstanding shares of common stock;

•	Each of our Directors and our Director Nominee;

•	Our Chief Executive Officer and our other NEOs; and

•	All of our Directors and executive officers as a group.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned(2)
	Shares	Percent
BlackRock, Inc.(3)	13,134,838	15.1%
The Vanguard Group, Inc.(4)	9,329,814	10.7%
Alliance Bernstein(5)	7,359,083	8.4%
EARNEST Partners, LLC(6)	6,624,400	7.6%
Starboard Value LP(7)	5,915,000	6.8%
FMR LLC(8)	5,555,578	6.4%
Karey D. Barker(9)	22,663	*
Waldemar A. Carlo, M.D.(10)	36,687	*
Paul G. Gabos(11)	29,198	*
Manuel Kadre(12)	129,198	*
Thomas McEachin(13)	16,841	*
Roger J. Medel, M.D.(14)	739,450	*
Mark S. Ordan(15)	824,142	1.0%
Michael Rucker(16)	20,347	*
Guy Sansone(17)	30,516	*
John M. Starcher Jr.(18)	16,832	*
Shirley A. Weis(19)	17,223	*
Laura A. Linynsky	—	—
Dominic J. Andreano(20)	289,707	*
Roger Mack Hinson, M.D.(21)	253,457	*
Mary Ann E. Moore.(22)	45,376	*
John C. Pepia (23)	113,861	*
C. Marc Richards(24)	338,599	*
All Directors and executive officers as a group (17 persons)(25)	2,924,097	3.4%
*	Less than one percent
(1)

Unless otherwise specified, the address of each of the beneficial owners identified is c/o Mednax, Inc., 1301 Concord Terrace, Sunrise, Florida 33323. Each holder is a beneficial owner of common stock of Mednax.

(2)

Based on 87,185,960 shares of common stock issued and outstanding as of March 14, 2022. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual or entity has the right to acquire within 60 days of March 14, 2022, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each individual or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

Mednax, Inc.	58	2022 Proxy Statement

SHARE OWNERSHIP INFORMATION

(3)

BlackRock, Inc. has sole voting power over 12,950,191 shares and sole dispositive power over 13,134,838 shares. This information is based on a Schedule 13G/A filed with the SEC on January 27, 2022. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055. Reported ownership includes shares held by subsidiaries listed in the filing.

(4)

The Vanguard Group, Inc. has shared voting power over 107,854 shares, sole dispositive power over 9,150,790 shares and shared dispositive power over 179,024 shares. This information is based on a Schedule 13G/A filed with the SEC on February 10, 2022. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Reported ownership includes shares held by subsidiaries listed in the filing.

(5)

AllianceBernstein L.P. has sole voting power over 6,270,369 and sole dispositive power over 7,359,083 shares. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2022. Alliance Bernstein L.P. address is 1345 Avenue of the Americas, New York, NY 10105.

(6)

EARNEST Partners, LLC has sole voting power over 4,347,785 shares and sole dispositive power over 6,624,400 shares. This information is based on a Schedule 13G/A filed with the SEC on February 11, 2022. The EARNEST Partners, LLC’s address is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309. Reported ownership includes shares held by subsidiaries listed in the filing.

(7)

Starboard Value LP has sole voting and dispositive power over 5,915,000 shares. Starboard Value LP is an investment manager for Starboard Value and Opportunity Master Fund Ltd. and Starboard Value and Opportunity C LP, Starboard Value and Opportunity Master Fund L LP and the Starboard Value LP Account and the manager of Starboard Value and Opportunity S LLC. This information is based on a Schedule 13D/A filed with the SEC on August 31, 2021. Starboard Value LP’s address is 777 Third Avenue, 18th Floor, New York, New York 10017.

(8)

FMR, LLC has sole voting power over 2,305,461 and dispositive power over 5,555,578 shares. This information is based on a Schedule 13G filed with the SEC on February 9, 2022. FMR, LLC’s address is 245 Summer Street, Boston, Massachusetts 02210.

(9)	Includes (i) 16,206 shares of common stock directly owned; and (ii) 6,457 shares of unvested restricted stock which Ms. Barker presently has the power to vote.
(10)	Includes (i) 30,230 shares of common stock directly owned; and (ii) 6,457 shares of unvested restricted stock which Dr. Carlo presently has the power to vote.
(11)	Includes (i) 22,741 shares of common stock directly owned; and (ii) 6,457 shares of unvested restricted stock which Mr. Gabos presently has the power to vote..
(12)	Includes (i) 122,741 shares of common stock directly owned; and (ii) 6,457 shares of unvested restricted stock which Mr. Kadre presently has the power to vote.
(13)	Includes (i) 4,402 shares of common stock directly owned; and (ii) 12,439 shares of unvested restricted stock which Mr. McEachin presently has the power to vote.
(14)	Includes (i) 734,565 shares of common stock directly owned; and (ii) 4,885 shares of unvested restricted stock which Dr. Medel presently has the power to vote.
(15)

Includes (i) 87,733 shares of common stock directly owned; (ii) 455,331 shares of common stock subject to options exercisable within 60 days of March 14, 2022; and (iii) 281,078 shares of unvested performance shares and restricted stock which Mr. Ordan presently has the power to vote.

(16)	Includes (i) 11,442 shares of common stock directly owned; and (ii) 8,905 shares of unvested restricted stock which Mr. Rucker presently has the power to vote.
(17)	Includes (i) 18,077 shares of common stock directly owned; and (ii) 12,439 shares of unvested restricted stock which Mr. Sansone presently has the power to vote.
(18)	Includes (i) 4,393 shares of common stock directly owned; and (ii) 12,439 shares of unvested restricted stock which Mr. Starcher presently has the power to vote
(19)	Includes (i) 4,784 shares of common stock directly owned; and (ii) 12,439 shares of unvested restricted stock which Ms. Weis presently has the power to vote.
(20)

Includes (i) 62,262 shares of common stock directly owned; (ii) 1,342 shares of common stock directly owned that were acquired through the Company’s Employee Stock Purchase Plan; (iii) 96,000 shares of common stock subject to options exercisable within 60 days of March 14, 2022; and (iv) 130,103 shares of unvested performance shares and restricted stock which Mr. Andreano presently has the power to vote.

(21)

Includes (i) 15,483 shares of common stock directly owned; (ii) 916 shares of common stock directly owned that were acquired through the Company’s Employee Stock Purchase Plan; (iii) 144,000 shares of common stock subject to options exercisable within 60 days of March 14, 2022; and (iv) 93,058 shares of unvested performance shares and restricted stock which Dr. Hinson presently has the power to vote.

(22)	Includes (i) 4,106 shares of common stock directly owned; and (ii) 41,270 shares of unvested performance shares and restricted stock which Ms. Moore presently has the power to vote.
(23)

Includes (i) 30,716 shares of common stock directly owned; (ii) 11,478 shares of common stock directly owned that were acquired through the Company’s Employee Stock Purchase Plan; and (iii) 71,667 shares of unvested performance shares and restricted stock which Mr. Pepia presently has the power to vote.

(24)

Includes (i) 33,767 shares of common stock directly owned; (ii) 192,400 shares of common stock subject to options exercisable within 60 days of March 14, 2022; and (iii) 112,432 shares of unvested performance shares and restricted stock Mr. Richards presently has the power to vote.

(25)

Includes (i) 1,203,648 shares of common stock directly owned; (ii) 13,736 shares of common stock directly owned that were acquired through the Company’s Employee Stock Purchase Plan; (iii) 887,731 shares of common stock subject to options exercisable within 60 days of March 14, 2022; and (iv) 818,982 shares of unvested performance shares and restricted stock which certain executive officers and directors presently have the power to vote.

2022 Proxy Statement	59	Mednax, Inc.

Independent Auditors

Independent Auditors

Mednax’s independent auditor for the year ended December 31, 2021 was the firm of PricewaterhouseCoopers LLP. Subject to shareholder ratification at the Company’s 2022 Annual Meeting of Shareholders, the Audit Committee has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform audit services for Mednax in 2022. Mednax expects that representatives of PricewaterhouseCoopers LLP will virtually attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Auditors

The aggregate fees billed by PricewaterhouseCoopers LLP for the indicated services rendered during fiscal years 2021 and 2020 were as follows:

Audit Fees

In 2021, PricewaterhouseCoopers LLP billed Mednax $1,636,000, in the aggregate, for professional services for the audit of the Company’s consolidated financial statements and internal control over financial reporting for the year ended December 31, 2021, reviews of Mednax’s interim consolidated financial statements, which are included in each of Mednax’s Quarterly Reports on Form 10-Q for the year ended December 31, 2021 and the statutory audit of Mednax’s wholly owned captive insurance subsidiary. In 2020, PricewaterhouseCoopers LLP billed Mednax $1,710,400, in the aggregate, for professional services for the audit of the Company’s consolidated financial statements and internal control over financial reporting for the year ended December 31, 2020, reviews of Mednax’s interim consolidated financial statements, which are included in each of Mednax’s Quarterly Reports on Form 10-Q for the year ended December 31, 2020, the statutory audit of Mednax’s wholly owned captive insurance subsidiary and the review of certain SEC filings.

Audit-Related Fees

PricewaterhouseCoopers LLP did not bill Mednax for any audit-related fees in 2021 or 2020.

Tax Fees

PricewaterhouseCoopers LLP did not bill Mednax for any tax services in 2021 or 2020.

All Other Fees

In 2021, PricewaterhouseCoopers LLP billed Mednax $190,000 for a pre- and post-implementation assessment related to the Company’s implementation of the Oracle cloud enterprise resource planning system. In 2020, PricewaterhouseCoopers LLP billed Mednax $760,000 for transaction related expenses, including carve out audits and comfort letter procedures related to the divestiture of the Company’s anesthesiology and radiology businesses.

Pre-Approval Policies and Procedures

The Audit Committee is required to review and approve the proposed retention of independent auditors to perform any proposed auditing and non-auditing services as outlined in its charter. The Audit Committee has not established policies and procedures separate from its charter concerning the pre-approval of auditing and non-auditing related services. As required by Section 10A of the Exchange Act, our Audit Committee has authorized all auditing and non-auditing services provided by PricewaterhouseCoopers LLP during 2021 and 2020 and the fees paid for such services.

Mednax, Inc.	60	2022 Proxy Statement

Proposal 2: Ratification of the Appointment of Independent Auditors

The Audit Committee has selected and appointed the firm of PricewaterhouseCoopers LLP to act as our independent registered public accounting firm for the 2022 fiscal year. PricewaterhouseCoopers LLP was our independent auditor for the fiscal year ended December 31, 2021. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will re-evaluate its appointment, taking into consideration our shareholders’ vote. However, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at any time in its discretion.

Proxies will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year absent contrary instructions.

✓

Mednax’s Board of Directors unanimously recommends a Vote “FOR” Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2022 fiscal year.

2022 Proxy Statement	61	Mednax, Inc.

Proposal 3: Advisory Vote on Executive Compensation

As required by Section 14A of the Exchange Act, Mednax is providing its shareholders the opportunity to cast a non-binding advisory vote “FOR” or “AGAINST” the compensation paid to named executive officers in 2021 as disclosed and described in the “Executive Compensation: Compensation Discussion and Analysis” section of this Proxy Statement, including the section entitled “Overview of the Executive Compensation Program,” the compensation tables and the narrative disclosures that accompany the compensation tables.

As described in detail in our “Executive Compensation: Compensation Discussion and Analysis” section of this Proxy Statement, the compensation tables and related narrative discussion, the compensation of executive officers is designed to have strong links to performance achievements, both in terms of operational and financial results as well as in optimizing shareholder value. We evaluate the relationship between compensation cost, shareholder value and company performance on a regular basis. At-risk elements such as performance-based cash incentives and equity-based compensation comprise a significant portion of our overall executive remuneration. For incentive plans, we establish performance goals so that the level of compensation received appropriately corresponds to the level of performance achieved. In addition, the vesting of equity-based compensation is designed to encourage ownership that results in business decisions that build long-term shareholder value and thus stock price appreciation, and retention of our named executive officers.

The Compensation and Talent Committee is committed to enhancing our performance-based compensation program to further align our executive compensation with value creation for our shareholders, which was demonstrated with the recent introduction of a “gate” to our performance-based awards, where no payout will be made on any portion of performance-based awards if general and administrative expenses exceed a specified dollar threshold, regardless of whether the other performance metrics are met, the recent introduction of stock options that only vest if there is a certain level of share appreciation, with step increases, for sustained periods of time, and which may only be exercised for a 90 day period after the expiration of the three-year term and the implementation of a three-year back end weighted (25%, 25%, 50%) vesting schedule to align a long-term commitment to growth from our executive team. The Compensation and Talent Committee believes that these changes further align executive pay with Company performance and our clawback policy, required minimum share ownership for our executive officers and enhanced anti-hedging policies further align executive compensation with our shareholders’ long-term interests.

Shareholders are urged to read the section entitled “Executive Compensation: Compensation Discussion and Analysis,” which discusses our executive compensation programs in detail, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our Annual Report on Form 10-K for the year ended December 31, 2021 that accompanies this Proxy Statement.

Accordingly, Mednax requests your approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K promulgated under the Securities Act, including the section entitled “Executive Compensation: Compensation Discussion and Analysis,” compensation tables and related narrative discussion, is hereby APPROVED.

Mednax, Inc.	62	2022 Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

✓

Mednax’s Board of Directors unanimously recommends a Vote
“FOR” Proposal 3 to approve the compensation paid to its
named Executive Officers as disclosed pursuant to the
compensation disclosure rules of the Securities and Exchange
Commission and described in the section entitled “Executive
Compensation: Compensation Discussion and Analysis,”
including the compensation tables and the related narrative
discussion.

Although the vote is non-binding and advisory, the Board of Directors and the Compensation and Talent Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.

2022 Proxy Statement	63	Mednax, Inc.

Proposal 4: Approval of our Second Amended and Restated Articles of Incorporation

On March 16, 2022, the Board of Directors unanimously adopted resolutions approving, subject to shareholder approval, our Second Amended and Restated Articles of Incorporation. The Second Amended and Restated Articles of Incorporation removes the provisions in our Amended and Restated Articles of Incorporation that require two-thirds of the outstanding shares of all capital stock entitled to vote for the election of directors to: (i) amend Article VII of the Amended and Restated Articles of Incorporation, related to the election, removal and nomination of directors; (ii) amend Article IX of the Amended and Restated Articles of Incorporation, related to shareholder meetings; and (iii) remove a director from office for “cause” prior to the expiration of his or her term, with the result being that our Second Amended and Restated Articles of Incorporation will be able to be amended, and any director will be able to be removed from office for “cause” prior to the expiration of his or her term, by a majority vote of our shareholders. The Second Amended and Restated Articles of Incorporation also makes certain other conforming changes and technical amendments to the Amended and Restated Articles of Incorporation. A copy of the Second Amended and Restated Articles of Incorporation is attached hereto as Appendix A.

Reason for the Second Amended and Restated Articles of Incorporation

The Second Amended and Restated Articles of Incorporation empowers a majority of the Company’s shareholders to have greater influence over the Company’s governance and aligns the Company’s policy with recognized corporate governance best practices.

Effect of the Second Amended and Restated Articles of Incorporation

If approved by our shareholders, the Company expects to file the Second Amended and Restated Articles of Incorporation with the Florida Department of State. The Second Amended and Restated Articles of Incorporation, if approved by our shareholders, will amend and restate the Amended and Restated Articles of Incorporation, and as a result any of the provisions of the Second Amended and Restated Articles of Incorporation may be amended in the future by a majority vote of our shareholders, and any director may be removed from office for “cause” prior to the expiration of his or her term by a majority vote of our shareholders.

Vote Required

If a quorum is present at the annual meeting, this Proposal 4 will be approved if not less than two-thirds of the outstanding shares of our common stock at the close of business on March 14, 2022 vote in favor of this proposal. Proxies will be voted “FOR” approval of this Proposal 4 absent contrary instructions.

✓	Mednax’s Board of Directors unanimously recommends a Vote “FOR” Proposal 4 to approve our Second Amended and Restated Articles of Incorporation.

Mednax, Inc.	64	2022 Proxy Statement

Other Business

The Board of Directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares they represent in accordance with the recommendation of Mednax’s Board of Directors.

Availability of Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (without exhibits or documents incorporated by reference therein) are available without charge to shareholders upon written request to Investor Relations at 1301 Concord Terrace, Sunrise, Florida 33323, by calling (954) 384-0175 or via the Internet at www.Mednax.com.

Information Concerning Shareholder Proposals

As more specifically provided in our Amended and Restated Articles of Incorporation, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of our Board of Directors or by a shareholder entitled to vote who has delivered proper notice to us, together with the information required by our Amended and Restated Articles of Incorporation, not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year’s notice of annual meeting. Accordingly, any shareholder proposal to be considered at the 2023 Annual Meeting of Shareholders must be properly submitted to us on or before [●], 2022, but not earlier than [●], 2022 or such proposal will be considered untimely. A copy of the provision of our Amended and Restated Articles of Incorporation relating to shareholder nominations is available upon request from Mednax’s Secretary at 1301 Concord Terrace, Sunrise, Florida 33323. These requirements are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement for the 2023 Annual Meeting of Shareholders.

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2023 Annual Shareholders’ Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and our Amended and Restated Articles of Incorporation. To be eligible for inclusion in such proxy materials, shareholder proposals must be received by our Secretary, at the address noted above, not later than [●], 2022.

2022 Proxy Statement	65	Mednax, Inc.

APPENDIX A: SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

2022 Proxy Statement	A-1	Mednax, Inc.

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MEDNAX, INC.

ARTICLE I

The name of the corporation is Mednax, Inc. (hereinafter called the “Corporation”).

ARTICLE II

The Corporation’s mailing address and the address of the Corporation’s principal office is 1301 Concord Terrace, Sunrise, Florida 33323.

ARTICLE III

The Corporation is to have perpetual existence.

ARTICLE IV

The Corporation may engage any or all lawful activities or business permitted by a corporation under the laws of the State of Florida.

ARTICLE V

These Second Amended and Restated Articles of Incorporation shall be effective upon filing with the Secretary of State of the State of Florida.

ARTICLE VI

The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 201,000,000, consisting of (i) 200,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). Effective automatically as of 5:00 P.M., Eastern Time, on December 19, 2013, each issued and outstanding share of the Corporation’s Common Stock, par value $0.01 per share, shall be divided into two (2) validly issued, fully paid and nonassessable shares of Common Stock reflecting a two (2) for one (1) stock split.

The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:

A. Provisions Relating to the Preferred Stock.

1.     The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the “Board”) as hereinafter prescribed.

Mednax, Inc.	A-2	2022 Proxy Statement

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MEDNAX, INC.

2.     Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a)    whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

(b)    the number of shares to constitute the class or series and the designations thereof;

(c)    the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(d)    whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

(e)    whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f)    the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g)    the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h)    whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i)    such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

B.    Provisions Relating to the Common Stock.

1.    Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

2022 Proxy Statement	A-3	Mednax, Inc.

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MEDNAX, INC.

2.    Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends payable in case, stock or otherwise.

3.    Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

C.    General Provisions.

1.    Except as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

2.    No shareholder of the Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend, voting or other rights of such shareholder.

ARTICLE VII

A.     Number and Term of Directors. The Corporation’s Board shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation’s Bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

B.     Director Vacancies; Removal. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, only a majority of directors in office, although less than a quorum of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term of terms, at which time a successor or successors shall be duly elected by the shareholders and qualified. Shareholders shall not, and shall have no power to, fill any vacancy on the Board. Shareholders may remove a director from office prior to the expiration of his or her term, but only for “cause”.

C.     Shareholder Nominations of Director Candidates. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this paragraph C; provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act. Nominations of persons for election at annual meetings, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than One Hundred Twenty (120) days nor more than One Hundred Eighty (180) days prior to the first anniversary of the date of the Company’s notice of annual meeting provided with respect to the previous year’s annual meeting; provided, however, that if no annual

Mednax, Inc.	A-4	2022 Proxy Statement

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MEDNAX, INC.

meeting was held in the previous year or the date of the annual meeting has been changed to be more than 30 calendar days earlier than the date contemplated by the previous year’s proxy statement, such notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual meeting, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this paragraph C, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE VIII

The Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

ARTICLE IX

A.     Call of Special Shareholders Meeting. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of law) (i) the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by the Board pursuant to a resolution approved by a majority of the entire Board. Only business within the purpose or purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders’ meeting.

B.     Advance Notice of Shareholder-Proposed Business for Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than One Hundred Twenty (120) days nor more than One Hundred Eighty (180) days prior to the first anniversary of the date of the Company’s notice of annual meeting provided with respect to the previous year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than 30 calendar days earlier than the date contemplated by the previous year’s proxy statement, such notice by the shareholder to be timely must be so received

2022 Proxy Statement	A-5	Mednax, Inc.

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MEDNAX, INC.

not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this paragraph B, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE X

The name and address of the registered agent is:

CT Corporation System

1200 South Pine Island Road

Plantation, FL 33324

Mednax, Inc.	A-6	2022 Proxy Statement

1301 Concord Terrace

Sunrise, Florida 33323-2825

1

MEDNAX, INC. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/MD • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-484-0895 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/MD Mednax, Inc. Annual Meeting of Shareholders For shareholders of record as of March 14, 2022 TIME: Thursday, May 12, 2022 10:30 AM, Eastern Time PLACE: Annual Meeting to be held virtually via live webcast - please visit www.proxydocs.com/MD for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Mark S. Ordan and Dominic J. Andreano (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mednax, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Mednax, Inc. Annual Meeting of Shareholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. to elect, each for a term expiring at the next annual meeting or until a successor has been duly elected and qualified, the following individuals to Mednax’s Board of Directors: FOR AGAINST ABSTAIN 1.01 Laura A. Linynsky FOR #P2# #P2# #P2# 1.02 Thomas A. McEachin FOR #P3# #P3# #P3# 1.03 Roger J. Medel, M.D. FOR #P4# #P4# #P4# 1.04 Mark S. Ordan FOR #P5# #P5# #P5# 1.05 Michael A. Rucker FOR #P6# #P6# #P6# 1.06 Guy P. Sansone FOR #P7# #P7# #P7# 1.07 John M. Starcher, Jr. FOR #P8# #P8# #P8# 1.08 Shirley A. Weis FOR #P9# #P9# #P9# FOR AGAINST ABSTAIN 2. to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public FOR accounting firm for the 2022 fiscal year; #P10# #P10# #P10# 3. to conduct an advisory vote regarding the compensation of our named executive officers for the FOR 2021 fiscal year; #P11# #P11# #P11# 4. to approve our Second Amended and Restated Articles of Incorporation; and FOR #P12# #P12# #P12# 5. to consider and act upon such other business as may properly come before the annual meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/MD Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date